Exhibit 2.1                                                       EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of December 8, 2005, by and between PROASSURANCE CORPORATION, a Delaware corporation ("PRA") and PHYSICIANS INSURANCE COMPANY OF WISCONSIN, INC., a Wisconsin stock insurance corporation ("PIC WISCONSIN").

                                   WITNESSETH:

     WHEREAS, PRA is an insurance holding company which provides, through its insurance subsidiaries, medical professional liability insurance; and

     WHEREAS, PIC WISCONSIN is an insurance company which provides, directly and through its subsidiaries, medical professional liability insurance to physicians and other health care providers; and

     WHEREAS, the Boards of Directors of PRA and PIC WISCONSIN have determined that it is in the best interests of their respective companies and shareholders for PRA to acquire PIC WISCONSIN through the consummation of the business combination transaction provided for in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound by this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE 1

                               FORMATION OF NEWCO
                               ------------------

     1.1 Formation. Between the date hereof and the Closing Date (as defined in Section 9.1 of this Agreement), PRA shall cause to be formed as a wholly owned subsidiary of PRA a newly organized stock corporation under the name of Physicians Merger Company pursuant to Wisconsin Statutes, Chapter 180 or, if required to effect the Merger (defined in Section 2.1 of this Agreement), a newly organized stock insurance corporation pursuant to Wisconsin Statutes Chapter 611 ("NEWCO"). Prior to the Closing Date (as defined in Section 10.1 of this Agreement), NEWCO shall not engage in any business activities other than those business activities that are expressly provided for in this Agreement or are necessary to complete the transactions provided for in this Agreement.

     1.2 Issuance of Stock. Prior to the Closing Date, PRA shall cause NEWCO to have authorized 1,000 shares of common stock par value $1.00 per share, all of which shall be issued and held by PRA.

     1.3 Board of Directors and Officers of NEWCO. PRA shall be entitled to elect the initial members of the Board of Directors and the initial officers of NEWCO.


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                                   ARTICLE 2

                                   THE MERGER
                                   ----------

     2.1 Merger. Subject to the terms and conditions of this Agreement and in accordance with the Wisconsin Statutes Sections 611.72, 180.1101, 180.1103,
180.1105 and 180.1106 (collectively, the "Merger Statutes"), at the Effective Time (as defined in Section 2.2 of this Agreement), NEWCO shall merge with and into PIC WISCONSIN (the "Merger"). PIC WISCONSIN shall be the surviving corporation in the Merger (the "Surviving Corporation"), and shall continue its corporate existence under the laws of the State of Wisconsin. Upon consummation of the Merger, the separate corporate existence of NEWCO shall terminate.

     2.2 Effective Time. Subject to the provisions of this Agreement, and in connection with the Closing (as defined in Section 10.1 of this Agreement), articles of merger (the "Articles of Merger") will be filed with the Office of the Commissioner ("OCI") of Wisconsin as required by the Merger Statutes. The parties will make all other filings or recordings as may be required under any other applicable laws of the State of Wisconsin, and the Merger will become effective when the Articles of Merger are filed with the OCI of Wisconsin, or at such later date or time as PRA and PIC WISCONSIN agree and specify in the Articles of Merger (the time the Merger comes effective being the "Effective Time").

     2.3 Effects of Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Articles of Merger and the Merger Statutes. At the Effective Time, (i) all rights, franchises, licenses and interests of PIC WISCONSIN in and to every type of property, real, personal and mixed, and all choses in action of PIC WISCONSIN shall continue unaffected and uninterrupted by the Merger and shall accrue to the Surviving Corporation; (ii) all rights, franchises, licenses and interests of NEWCO in and to every type of property, real, personal and mixed, and all choses in action of NEWCO shall continue unaffected and uninterrupted by the Merger and shall accrue to the Surviving Corporation; (iii) all obligations and liabilities of NEWCO then outstanding shall become and be obligations of the Surviving Corporation; (iv) all obligations and liabilities of PIC WISCONSIN then outstanding shall become and be obligations of the Surviving Corporation; and (v) no action or proceeding then pending and to which PIC WISCONSIN or NEWCO is a party shall be abated or discontinued but may be prosecuted to final judgment by the Surviving Corporation.

     2.4 NEWCO Shares. At the Effective Time, the shares of NEWCO common stock issued and outstanding prior to the Effective Time shall convert into such number of shares of common stock of the Surviving Corporation as will enable the Surviving Corporation to meet the minimum capital requirements under applicable state insurance laws and regulations. It is the intention of the parties that, immediately after the Effective Time, PRA shall own all of the issued and outstanding shares of common stock of the Surviving Corporation.

     2.5 Conversion of PIC WISCONSIN Common Stock.

     (a) At the Effective Time, each share of PIC WISCONSIN common stock issued and outstanding immediately prior to Merger (the "PIC WISCONSIN Common Stock") shall be converted into the right to receive such number of shares of PRA Common Stock (as defined in Section 5.3 of this Agreement) determined based on an exchange ratio (the "Exchange Ratio"). The Exchange Ratio shall be determined as follows:

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          (i) If the PRA Closing Stock Price (as defined  below) is greater than
     120% of the PRA Agreement Stock Price (as defined below), then the Exchange Ratio will equal the number obtained by dividing (A) $5,000 by (B) the product of (x) 1.20 and (y) the PRA Agreement Stock Price;

          (ii) If the PRA Closing Stock Price is less than or equal to 120%, but more than 80%, of the PRA Agreement Stock Price, then the Exchange Ratio will equal the number obtained by dividing (A) $5,000 by (B) the PRA Closing Stock Price; or

          (iii) If the PRA Closing Stock Price is less than or equal to 80% of the PRA Agreement Stock Price, then the Exchange Ratio will equal the number obtained by dividing (A) $5,000 by (B) the product of (x) .80 and
     (y) the PRA Agreement Stock Price.

By way of example, (i) if the PRA Agreement Stock Price is $50 per share and the PRA Closing Stock Price is $60 per share, the Exchange Ratio will equal 83.33 (i.e. $5,000 divided by $60 per share) and each issued and outstanding share of PIC WISCONSIN Common Stock will be converted at the Effective Time into the right to receive 83.33 shares of PRA Common Stock, and (ii) if the PRA Agreement Stock Price is $50 per share, but the PRA Closing Stock Price is $40 per share, the Exchange Ratio will equal 125 (i.e. $5,000 divided by $40 per share) and each issued and outstanding share of PIC WISCONSIN Common Stock will be converted at the Effective Time into the right to receive 125 shares of PRA Common Stock.

     (b) For purposes hereof, "PRA Agreement Stock Price" shall mean the arithmetic average of the last reported sales price of one share of PRA Common Stock as reported on the NYSE (as defined in Section 4.5(c) of this Agreement) for the ten (10) trading days preceding the date of this Agreement, and "PRA Closing Stock Price" shall mean the arithmetic average of the last reported sales price of one share of PRA Common Stock as reported on the NYSE for the ten
(10) trading days preceding the Effective Time. For purposes hereof, the number of shares of PRA Common Stock into which each issued and outstanding share of PIC WISCONSIN Common Stock is converted based on the Exchange Ratio is defined as the "Merger Consideration".

     (c) Each share of PIC WISCONSIN Common Stock that is owned by PIC WISCONSIN or any PIC WISCONSIN Subsidiary shall automatically be cancelled and retired and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.

     2.6 No Fractional Shares. No certificates or scrip representing a fractional share of PRA Common Stock (as defined in Section 5.3 of this Agreement) shall be issued upon the surrender of PIC WISCONSIN Common Stock certificates for exchange; no dividend or distribution with respect to PRA Common Stock shall be payable on or with respect to any fractional share; and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of PRA. In lieu of any such fractional share, PRA shall pay to each former holder of PIC WISCONSIN Common Stock who otherwise would be entitled to receive a fractional share of PRA Common Stock an amount in cash determined by multiplying the fractional share of PRA Common Stock to which such holder would otherwise be entitled by the Exchange Ratio.

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     2.7 PIC WISCONSIN  Long-Term Stock Plan. All outstanding  awards ("Awards")
under the PIC WISCONSIN Long-Term Stock Plan, updated December 15, 2004 (the "Stock Plan") at the Effective Time shall be vested and the shares of PIC WISCONSIN Common Stock subject to the Awards shall be issued to the holders of the Awards in accordance with the terms of the Stock Plan. The shares of PIC WISCONSIN Common Stock so issued pursuant to the Awards shall be converted into and exchanged for shares of PRA Common Stock in accordance with the provisions of Section 2.5(a) of this Agreement as if such shares had been outstanding at the Effective Time. Notwithstanding the foregoing, the holder of an Award may at any time prior to the Effective Time deliver written notice to PRA of his or her intention to require PIC WISCONSIN to repurchase the shares of PIC WISCONSIN Common Stock subject to any or all of the Awards issued to such holder or in the alternative, PRA may by delivery of written notice request PIC WISCONSIN to repurchase the shares of PIC WISCONSIN Common Stock subject to the Awards issued under the Stock Plan (shares to be so repurchased in either event being referred to as the "Repurchased Shares"), in which event such Repurchased Shares shall be converted into the right to receive cash in an amount equal to $5,000 for each Repurchased Share at the Effective Time and the Repurchased Shares shall not be converted into and exchanged for shares of PRA Common Stock in accordance with the provisions of Section 2.5(a) of this Agreement. PRA shall assume the obligation to repurchase the Repurchased Shares from holders of Awards under the Stock Plan and shall pay the cash price to such holders promptly after the Effective Time.

     2.8 Merger Tax Consequences. It is intended (i) that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

     2.9 Surviving Corporation Articles of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Articles of Incorporation of PIC WISCONSIN then in effect shall be, and shall continue in effect as, the Articles of Incorporation of the Surviving Corporation, until amended in accordance with applicable law.

     2.10 Surviving Corporation Bylaws. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of PIC WISCONSIN then in effect shall be, and shall continue in effect as, the Bylaws of the Surviving Corporation, until amended in accordance with applicable law.

     2.11 Surviving Corporation Management and Officers. At the Effective Time, the directors of NEWCO shall be the Board of Directors of the Surviving Corporation until their successors are elected and qualified. At the Effective Time, the officers of PIC WISCONSIN, as the surviving corporation in the Merger, shall continue as the Officers of the Surviving Corporation until their successors are elected and qualified.

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


     2.12 Advisory Committees.

     (a) PRA shall offer to each Person who, as of the date of this Agreement, is a member of the Board of Directors of PIC WISCONSIN , but is neither a full-time employee of PIC WISCONSIN nor a Selected Person (as defined in Section
2.17 of this Agreement), a Consulting and Noncompetition Agreement (each a "Consulting Agreement"), substantially in the form set forth in Section 2.12(a) of the PRA Disclosure Schedule. Pursuant to his or her Consulting Agreement, each such Person shall be paid a monthly consulting fee through June 30, 2007 in the following amounts: the current Chairman and Vice Chairman of the Board of Directors of PIC WISCONSIN shall receive $2,000 per month, and all other Persons shall receive $1,500 per month. Notwithstanding the foregoing, no fees of any type shall be paid to such Person unless he or she shall have executed a Consulting Agreement. PRA shall cause each Person who executes a Consulting Agreement to be appointed to a transition committee maintained by PRA or its Subsidiaries. Such transition committee shall be chaired by the current Chairman of the Board of Directors of PIC WISCONSIN and shall provide advice as to the transition of PIC WISCONSIN's business after the Merger.

     (b) After June 30, 2007, PRA will maintain a physician underwriting/claims committee for the State of Wisconsin (the "Wisconsin Advisory Committee"). The members of the Wisconsin Advisory Committee shall consist of the physician members of the Board of Directors of PIC WISCONSIN. The Wisconsin Advisory Committee shall provide advice as to underwriting and claims matters regarding medical professional liability insurance. The members of the Wisconsin Advisory Committee shall receive the same per diem rate as paid by PRA to such committee members in other states or regions.

     2.13 PRA Common Stock. At and after the Effective Time, each share of PRA Common Stock issued and outstanding immediately prior thereto shall remain an issued and outstanding share of common stock of PRA and shall not be affected by the Merger.

     2.14 PRA Stock Options. At and after the Effective Time, each stock option granted by PRA to purchase shares of PRA Common Stock which is outstanding and unexercised immediately prior thereto shall continue to represent a right to acquire shares of PRA Common Stock and shall remain an issued and outstanding option to purchase from PRA shares of PRA Common Stock in the same amount and at the same exercise price subject to the terms of the PRA stock option plans under which they were issued and the agreements evidencing grants thereunder, and shall not be affected by the Merger.

     2.15 PRA Certificate of Incorporation. Subject to the terms and conditions of this Agreement, at the Effective Time, the Certificate of Incorporation of PRA then in effect shall be, and shall continue in effect as, the Certificate of Incorporation of PRA until thereafter amended in accordance with applicable law.

     2.16 PRA Bylaws. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of PRA then in effect shall be, and shall continue in effect as, the Bylaws of PRA until thereafter amended in accordance with applicable law.

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     2.17 PRA Board of Directors. PIC WISCONSIN may nominate one person who is a physician for election as a director of PRA and PRA shall cause such person to be elected as a director of PRA promptly after the Closing Date. Notwithstanding anything to the contrary in the Bylaws of PRA, the Nominating Committee of the Board of Directors of PRA shall nominate the person so selected by the Board of Directors of PIC WISCONSIN (the "Selected Person") for election at the next annual meeting of the stockholders of PRA to the board for a term of three (3) years, provided the Selected Person (i) consents to being named as a director in the proxy statement of PRA for such annual meeting and to serving as a director of PRA, (ii) provides such information relating to him or her as is required to be disclosed in such proxy statement under Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) qualifies as an independent director under the policy established by the Board of Directors of PRA for determining director independence. The Board of Directors of PRA shall recommend to the stockholders of PRA that they vote for the election of the Selected Person as a director of PRA in such proxy statement. The Selected Person may serve additional three-year terms subject to the rules and nomination procedures generally applicable to all PRA directors.

     2.18 Insurance Operations. It is the intention of the parties, subject to operating constraints, to maintain the PIC WISCONSIN home office (the "Madison Office") as a PRA regional office with a substantial number of staff positions for the conduct of insurance operations in the Northwest region after the Merger. The Northwest region will consist of the states of Iowa, Minnesota, Nebraska, Nevada, North Dakota, South Dakota and Wisconsin. Initially, PIC
WISCONSIN would operate as a distinct operating division reporting to the ProAssurance Professional Liability Group with such consolidation of operations into PRA as is reasonably required to support the accounting, financial reporting and SOX (as defined in Section 4.7(h) of this Agreement) compliance obligations of PRA. Over a time period of two (2) to five (5) years, PIC WISCONSIN will move to the PRA regional structure, or such other operating structure as PRA is using at that time. The Madison Office will continue as a regional office of PRA providing claims, underwriting, marketing and risk management services for the Northwest region. PRA may, after the Closing Date, modify or change the operating structure in the exercise of its business judgment.

     2.19 Anti-Dilution Provisions.

     (a) In the event PRA issues (or provides for or establishes a record date for the issuance of) with respect to, or provides for the exchange of, shares of PRA Common Stock issued and outstanding prior to the Effective Time as a result of warrants, rights, a stock split, stock dividend, recapitalization, reclassification, or similar transaction and the record date therefor shall be on or prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted, to reflect the economic substance of the event, in a manner that is mutually acceptable; provided, however, that no such adjustment shall be made with regard to PRA Common Stock if PRA issues additional shares of Common Stock and receives fair market value consideration for such shares.

     (b) In the event PIC WISCONSIN issues, provides a right to, or establishes a record date for, the issuance of additional shares of PIC WISCONSIN Common Stock with respect to, or provides for the exchange of, outstanding shares of PIC WISCONSIN Common Stock as a result of warrants or rights, a stock split, stock dividend, recapitalization, reclassification or similar transaction (including, without limitation, the exchange of Rights for shares of PIC WISCONSIN Common Stock under the Rights Agreement described in Section 4.25 of this Agreement) and the record date therefor shall be on or prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted to reflect the economic substance of the effect of the event, in a manner that is mutually acceptable; provided, however, that no such adjustment shall be made with regard to the issuance of PIC WISCONSIN Common Stock pursuant to the Stock Plan.

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                                   ARTICLE 3

                               EXCHANGE PROCEDURES
                               -------------------

     3.1 Exchange Agent. Prior to the mailing of the Proxy Statement (as defined in Section 4.5(c) of this Agreement), PRA shall appoint a bank or trust company to act as an exchange agent who shall be acceptable to PIC WISCONSIN (the "Exchange Agent") for the payment of the Merger Consideration. PRA shall pay the charges and expenses of the Exchange Agent.

     3.2 Exchange Procedures.

     (a) Prior to the Effective Time, PRA shall deposit with the Exchange Agent (or otherwise make available to the reasonable satisfaction of PIC WISCONSIN and the Exchange Agent), for the benefit of the holders of shares of PIC WISCONSIN Common Stock, for exchange through the Exchange Agent, the certificates representing shares of PRA Common Stock for the Merger Consideration (such shares of PRA Common Stock together with any dividends or distributions with respect to such shares with a record date after the Effective Time and any cash payable in lieu of any fractional shares pursuant to this Agreement being hereinafter referred to as the "Exchange Fund") issuable pursuant to this Agreement in exchange for outstanding shares of PIC WISCONSIN Common Stock.

     (b) Promptly after the Effective Time, but no later than ten (10) business days following the Effective Time, PRA will send or cause to be sent to each person who was a record holder of PIC WISCONSIN Common Stock immediately before the Effective Time transmittal materials for exchanging the certificates representing PIC WISCONSIN Common Stock ("Old Certificates") for certificates representing PRA Common Stock ("New Certificates"). Upon surrender of the Old Certificate for cancellation to the Exchange Agent, together with the duly executed transmittal materials, and such other documents as the Exchange Agent may reasonably require, the holder of such Old Certificate shall be entitled to receive in exchange therefor a certificate representing that number of New Certificates which such holder has the right to receive in respect of the Old
Certificates surrendered pursuant to the provisions of this Section 3.2 (after taking into account all shares of PIC WISCONSIN Common Stock then held by such holder) and any check in respect of dividends or distributions or for fractional shares that the holder will be entitled to receive (without interest), and the Old Certificates so surrendered shall forthwith be canceled. Neither PRA nor the Surviving Corporation shall be obligated to deliver the Merger Consideration to which any former record holder of PIC WISCONSIN Common Stock is entitled as a result of the Merger until such record holder surrenders his or her certificate or certificates representing the shares of PIC WISCONSIN Common Stock for exchange as provided in this Section 3.2.

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     (c) At the Effective  Time, the stock transfer books of PIC WISCONSIN shall be closed as to holders of PIC WISCONSIN Common Stock immediately prior to the Effective Time, and no transfer of PIC WISCONSIN Common Stock by any such record holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of this Section 3.2, each certificate theretofore representing shares of PIC WISCONSIN Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration provided in this Agreement in exchange therefor. To the extent permitted by law, former shareholders of record of PIC WISCONSIN Common Stock shall be entitled to vote after the Effective Time at any meeting of the PRA stockholders the number of shares of PRA Common Stock into which their respective shares of PIC WISCONSIN Common Stock are converted, regardless of whether such holders have exchanged their certificates for PIC WISCONSIN Common Stock for certificates representing the PRA Common Stock.

     (d) Any other provision of this Agreement notwithstanding, none of PRA, NEWCO, the Surviving Corporation, or the Exchange Agent shall be liable to a holder of PIC WISCONSIN Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law.

     3.3 Lost or Stolen Certificates. If any holder of PIC WISCONSIN Common Stock convertible into the right to receive shares of the PRA Common Stock is unable to deliver the certificate which represents such shares, the Exchange Agent, in the absence of actual notice that any such shares have been acquired by a bona fide purchaser, shall deliver to such holder the Merger Consideration to which the holder is entitled for such shares upon presentation of the following: (i) evidence to the reasonable satisfaction of the Exchange Agent and PRA that any such certificate has been lost, wrongfully taken or destroyed; (ii) such security or indemnity as may be reasonably requested by the Exchange Agent or PRA to indemnify and hold PRA and the Exchange Agent harmless; and (iii) evidence satisfactory to the Exchange Agent and PRA that such person is the owner of the shares theretofore represented by each certificate claimed by the holder to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such certificate for exchange pursuant to this Agreement.

     3.4 Dividends and other Distributions. Whenever a dividend or other distribution is declared on the PRA Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of the PRA Common Stock issuable to holders of PIC WISCONSIN Common Stock under this Agreement. Notwithstanding the preceding sentence, any person holding any certificate for PIC WISCONSIN Common Stock after the Effective Time shall not be entitled to receive any dividend or other distribution payable after the Effective Time to holders of the PRA Common Stock, which dividend or other distribution is attributable to such person's PIC WISCONSIN Common Stock until such person surrenders said certificate for PIC
WISCONSIN Common Stock for exchange as provided in Section 3.2 of this Agreement. However, upon surrender of such certificate, the PRA Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) shall be delivered and paid (without interest) with respect to each share represented by such certificate for PIC WISCONSIN Common Stock.

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     3.5  Exchange   Fund.  Any  portion  of  the  Exchange  Fund  that  remains undistributed to the holders of PIC WISCONSIN Common Stock for six (6) months after the Effective Time shall be delivered to PRA, upon demand, and any holders of PIC WISCONSIN Common Stock who have not theretofore complied with this Agreement shall thereafter look only to PRA for payment of their claim for any shares of PRA Common Stock, any cash in lieu of fractional shares and any dividends or distributions with respect to PRA Common Stock.

     3.6 Withholding. PRA or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated thereby to any holder of PIC WISCONSIN Common Stock such amounts as PRA (or any Affiliate (as defined in Section 10.17 of this Agreement) thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by PRA or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the PIC WISCONSIN Common Stock in respect of whom such deduction and withholding were made by PRA or the Exchange Agent.

     3.7 Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, each share of PIC WISCONSIN Common Stock that is held by persons who dissent from the Merger and fully comply with the provisions of Section
611.785 and Sections 180.1301-180.1331 of the Wisconsin Statutes (the "Dissenter Provisions") shall not be converted into or be exchanged for shares of PRA Common Stock. Instead, (i) the holders of such shares (the "Dissenting Shares"), upon compliance with the requirements of the Dissenter Provisions, shall be entitled to payment of the fair value of such shares in accordance with the Dissenter Provisions, accompanied with the items as set forth in Section
180.1325 of the Wisconsin Statutes; (ii) each of the Dissenting Shares shall be canceled and extinguished; and (iii) if any holder of Dissenting Shares shall subsequently withdraw his demand for payment of the fair value of such shares in accordance with the Dissenter Provisions or shall deliver the certificates representing such shares for exchange into PRA Common Stock, such holder shall forfeit the right to payment of the fair value of such shares and such shares shall thereupon be deemed to have been converted into the right to receive PRA Common Stock.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF PIC WISCONSIN
                 -----------------------------------------------

     PIC WISCONSIN represents and warrants to PRA that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Article), except (i) as set forth in the disclosure schedule delivered by PIC WISCONSIN to PRA on the date hereof and initialed by the parties (the "PIC WISCONSIN Disclosure Schedule"), or (ii) for any changes to the PIC WISCONSIN Disclosure Schedule that are disclosed by PIC WISCONSIN to PRA in accordance with Section 7.9(b) of this Agreement, or (iii) to the extent such representations and warranties speak as of an earlier date. Nothing in the PIC WISCONSIN Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the PIC WISCONSIN Disclosure
Schedule identifies the exception with reasonable particularity. The PIC WISCONSIN Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article; provided, however, (i) that each exception set forth in the PIC WISCONSIN Disclosure Schedule shall be deemed disclosed for purposes of all representations and warranties if such exception is contained in a section of the PIC WISCONSIN Disclosure Schedule corresponding to a Section in this Article 4, and (ii) the mere inclusion of an exception in the PIC WISCONSIN Disclosure Schedule shall not be deemed an admission by PIC WISCONSIN that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change. All documents and instruments attached as exhibits or annexes to the PIC WISCONSIN Disclosure Schedule are incorporated by reference into the PIC WISCONSIN Disclosure Schedule.

     4.1 Corporate Organization. PIC WISCONSIN is a stock insurance corporation duly organized, validly existing under the laws of the State of Wisconsin and is not delinquent in filing any reports required to be filed in order to maintain its existence. PIC WISCONSIN has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 10.17(a) of this Agreement) on PIC WISCONSIN. Section 4.1 of the PIC WISCONSIN Disclosure Schedule identifies the type of insurance products that PIC WISCONSIN is authorized or licensed to offer in each state. PIC WISCONSIN does not offer any insurance products in any jurisdiction where it is neither authorized nor licensed to offer such insurance products. All of such licenses are in full force and effect and there is no proceeding or investigation pending or, to the Knowledge of PIC WISCONSIN, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of such license.

     4.2 Subsidiaries.

     (a) Section 4.2(a) of the PIC WISCONSIN Disclosure Schedule sets forth the name and state of incorporation or organization of each Subsidiary (as defined in Section 10.17(a) of this Agreement) of PIC WISCONSIN (the "PIC WISCONSIN Subsidiaries"). Each PIC WISCONSIN Subsidiary (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization,
(ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on PIC WISCONSIN, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

     (b) Section 4.2(b) of the PIC WISCONSIN Disclosure Schedule identifies the PIC WISCONSIN Subsidiaries that offer insurance and the states or other jurisdictions in which they are authorized or licensed to conduct business, and the type of insurance products that they are authorized or licensed to offer in each such state (the "PIC WISCONSIN Insurance Subsidiaries"). No PIC WISCONSIN Insurance Subsidiary offers any insurance products in any jurisdiction where it is neither authorized nor licensed to offer such insurance products. The business of each PIC WISCONSIN Insurance Subsidiary has been and is being conducted in compliance with all of its licenses in all material respects. All of such licenses are in full force and effect and there is no proceeding or investigation pending or, to the Knowledge of PIC WISCONSIN, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of such license.

     (c) Except as set forth in Section 4.2(c) of the PIC WISCONSIN Disclosure Schedule, PIC WISCONSIN is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the PIC WISCONSIN Subsidiaries. There are no irrevocable proxies granted by PIC WISCONSIN or any PIC WISCONSIN Subsidiary with respect to such shares. There are no equity securities of any of the PIC WISCONSIN Subsidiaries that are or may become required to be issued by reason of any option, warrants, scrip, rights, to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any of the PIC WISCONSIN Subsidiaries except shares of the PIC WISCONSIN Subsidiaries issued to other wholly owned PIC WISCONSIN Subsidiaries. There are no contracts, commitments, understandings or arrangements by which any of the PIC WISCONSIN Subsidiaries is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of the shares of the PIC WISCONSIN Subsidiaries described in the first sentence of this Section 4.2(c) are validly issued, fully paid and nonassessable (subject to Section 180.0622(2)(b) of the Wisconsin Statutes, as judicially interpreted, to the extent applicable) and free of preemptive rights, and are owned by PIC WISCONSIN or a PIC WISCONSIN Subsidiary free and clear of any and all Liens (as defined in Section 10.17(a) of this Agreement) and free and clear of any claim, right or option to acquire any such shares.

     (d) No PIC WISCONSIN Subsidiary is the record or beneficial owner of any shares of PIC WISCONSIN Common Stock.

     4.3 Corporate Affairs.

     (a) PIC WISCONSIN has made available to PRA correct and complete copies of the Articles of Incorporation and Bylaws of PIC WISCONSIN and each of the PIC WISCONSIN Subsidiaries (as amended to date). PIC WISCONSIN has made available to PRA all of the minute books containing the records of the meetings of the shareholders, the board of directors and any committee of the board of directors of PIC WISCONSIN and each of the PIC WISCONSIN Subsidiaries (except for confidential portions of such minutes relating to the Merger, but provided that the availability of such information is subject to Section 7.3 of this Agreement). The minute books of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries reflect all of the material actions taken by each of their respective Boards of Directors (including each committee thereof) and shareholders. PIC WISCONSIN has made available to PRA all of the stock ledgers of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries.

     (b) The minute books and stock ledgers of PIC WISCONSIN accurately and completely list and describe all issuances, transfers and cancellations of shares of capital stock of PIC WISCONSIN. The minute books and stock ledgers of each PIC WISCONSIN Subsidiary accurately and completely list and describe all issuances, transfers and cancellations of shares of capital stock of such PIC WISCONSIN Subsidiary.

     4.4 Capitalization.

     (a) The authorized capital stock of PIC WISCONSIN consists of 1,000,000 shares, all of which are designated as common stock. As of the date of this Agreement, 19,649.7 shares of common stock of PIC WISCONSIN were issued and outstanding and 6,772.37 shares of common stock of PIC WISCONSIN were held in treasury. All of the issued and outstanding shares of common stock of PIC WISCONSIN have been duly authorized and validly issued and are fully paid, nonassessable (subject to Section 180.0622(2)(b) of the Wisconsin Statutes, as judicially interpreted, to the extent applicable) and free of preemptive rights. As of the date of this Agreement, PIC WISCONSIN does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of PIC WISCONSIN Common Stock or any other equity securities of PIC WISCONSIN or any securities representing the right to purchase or otherwise receive any shares of PIC WISCONSIN Common Stock or any other equity securities of PIC WISCONSIN except for (i) 91.5 shares of PIC WISCONSIN Common Stock to be issued pursuant to unvested awards under the Stock Plan and (ii) shares of PIC
WISCONSIN Common Stock that may be required to be issued under the Rights Agreement (as defined in Section 4.25 of this Agreement). As of the date of this Agreement no shares of PIC WISCONSIN Common Stock were reserved for issuance. Since January 1, 2005, PIC WISCONSIN has not issued any shares of PIC WISCONSIN Common Stock or other equity securities of PIC WISCONSIN, or any securities convertible into or exercisable for any shares of PIC WISCONSIN Common Stock or other equity securities of PIC WISCONSIN.

     (b) Section 4.4(b) of the PIC WISCONSIN Disclosure Schedule sets forth a complete list of (i) the officers and directors of PIC WISCONSIN and each PIC WISCONSIN Subsidiary, (ii) the percentage of the outstanding voting stock of such PIC WISCONSIN Subsidiary owned or controlled, directly or indirectly, by PIC WISCONSIN, and (iii) the percentage of the outstanding voting stock of such PIC WISCONSIN Subsidiary owned or controlled, directly or indirectly, by one or more of the other Subsidiaries of PIC WISCONSIN. Except as set forth in Section 4.4(b) of the PIC WISCONSIN Disclosure Schedule, PIC WISCONSIN does not have any direct or indirect equity or ownership interest in any other business or entity and does not have any direct or indirect obligation or any commitment to invest any funds in any corporation or other business or entity, other than for investment purposes in the ordinary course of business in accordance with past practices.

     (c) PIC WISCONSIN has provided to PRA a true and correct copy of the Rights Agreement as adopted by the Board of Directors of PIC WISCONSIN on November 4, 2004.

     (d) No shares of PIC WISCONSIN Common Stock have been issued since December 31, 2002, except those shares issued pursuant to the Stock Plan. The shares of PIC WISCONSIN Common Stock have not been registered under the Exchange Act in reliance of the exemption provided by Section 12(g)(2)(G) of the Exchange Act or other available exemption. To the Knowledge of PIC WISCONSIN, PIC WISCONSIN is in full compliance with the exemption from registration of the PIC WISCONSIN Common Stock under the Exchange Act and applicable state securities laws. PIC WISCONSIN has complied in all material respects with the requirements of the Exchange Act and all applicable state securities laws in connection with any purchases of shares of PIC WISCONSIN common stock, or offers to purchase PIC WISCONSIN common stock, made by PIC WISCONSIN or an affiliate.

     4.5 Authority; No Violation; Consents and Approvals.

     (a) PIC WISCONSIN has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of PIC WISCONSIN. The Board of Directors of PIC WISCONSIN has directed that this Agreement and the transactions contemplated by this Agreement be submitted to the shareholders of PIC WISCONSIN for approval at a meeting of such shareholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of PIC WISCONSIN Common Stock and actions required to obtain all Requisite Regulatory Approvals (as defined in Section 8.1(d) of this Agreement), no other corporate proceedings on the part of PIC WISCONSIN are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by PIC WISCONSIN and (assuming due authorization, execution and delivery by PRA and the receipt of all Requisite Regulatory Approvals) constitutes a valid and binding obligation of PIC WISCONSIN, subject to applicable bankruptcy, fraudulent conveyance, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity. On or prior to the date of this Agreement, the Board of Directors of PIC WISCONSIN received the opinion of Cochran Caronia & Co. that the Merger Consideration is fair to the shareholders of PIC WISCONSIN from a financial point of view.

     (b) Neither the execution and delivery of this Agreement by PIC WISCONSIN nor the consummation by PIC WISCONSIN of the transactions contemplated by this Agreement, nor compliance by PIC WISCONSIN with any of the terms or provisions of this Agreement, will (i) violate any provision of the Articles of Incorporation or Bylaws of PIC WISCONSIN or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in
Section 4.5(c) of this Agreement are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PIC WISCONSIN or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of PIC WISCONSIN under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, surplus debentures, deed of trust, license, lease, agreement or other instrument or obligation to which PIC WISCONSIN is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (y) above) as set forth in Section 4.5(b)(ii)(y) of the PIC WISCONSIN Disclosure Schedule, or (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on PIC WISCONSIN.

     (c) Except for (i) the filing of applications, notices and forms with, and the obtaining of approvals from, the Insurance Regulators (as defined in Section 10.17(a) of this Agreement) pursuant to the Insurance Laws (as defined in
Section 10.17(a) of this Agreement), with respect to the transactions contemplated by this Agreement, (ii) the filing with the Securities and Exchange Commission (the "SEC") of a registration statement on Form S-4 or other applicable form (as amended or supplemented from time to time, the "S-4") in which a proxy statement relating to the meeting of the shareholders of PIC WISCONSIN to be held to vote on the Merger will be included as a prospectus (the "Proxy Statement") (iii) the filing of the Articles of Merger with the OCI of Wisconsin and the Department of Financial Institutions of the State of Wisconsin pursuant to the Merger Statutes, (iv) the filing of a notification and report form (the "HSR Act Report") with the Pre-Merger Notification Office of the Federal Trade Commission and with the Antitrust Division of the Department of Justice (collectively, the "Pre-Merger Notification Agencies") pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act, as amended, and the rules and regulations thereunder (collectively, the "HSR Act"), (v) any consents, authorizations, orders and approvals required under the HSR Act, (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization (including, without limitation, the National Association of Insurance Commissioners (the "NAIC") and the New York Stock Exchange ("NYSE")) (each, an "SRO"), or which are required under the Insurance Laws and other similar laws, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of PRA Common Stock pursuant to this Agreement, (viii) the approval of this Agreement by the requisite votes of the shareholders of PIC WISCONSIN and the shareholder of NEWCO, and (ix) the consents and approvals referred to in Section 4.5(b)(ii)(y) of the PIC WISCONSIN Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Authority (as defined in Section 10.17(a) of this Agreement), or with any other Person (as defined in Section 10.17(a) of this Agreement) are necessary in connection with the execution and delivery by PIC WISCONSIN of this Agreement or the consummation by PIC WISCONSIN of the transactions contemplated by this Agreement.

     (d) No shareholder of PIC WISCONSIN or any PIC WISCONSIN Subsidiary shall have any pre-emptive rights under applicable law with respect to, or as a result of, the transactions contemplated by this Agreement (including the Merger).

     4.6 Insurance Reports.

     (a) "PIC WISCONSIN SAP Statements" means (i) the annual statutory statements of each of PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries filed with any Insurance Regulator for each of the years ended December 31, 2004, 2003 and 2002 and each calendar year ending after December 31, 2004, (ii) the quarterly statutory statements of each of PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries filed with any Insurance Regulator for each quarterly period in 2005 and for each quarterly period ending after the date of this Agreement, and (iii) all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection with such annual statutory statements and quarterly statutory statements.

     (b) All such PIC WISCONSIN SAP Statements were and will be prepared (i) in conformity with statutory accounting principles ("SAP") prescribed or permitted by the OCI of Wisconsin and (ii) in accordance with the books and records of PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries. The PIC WISCONSIN SAP Statements, when read in conjunction with the notes thereto and any statutory audit reports relating thereto, present, and will present, fairly in all material respects the financial condition and results of operations of PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries for the dates and periods indicated and are consistent with the books and records of the PIC WISCONSIN Insurance Subsidiaries (which books and records are correct and complete in all material respects). The annual balance sheets and income statements included in the PIC WISCONSIN SAP Statements have been, and will be, where required by Insurance Laws, audited by an independent accounting firm of recognized national reputation. In accordance with Section 4.6(b) of the PIC WISCONSIN Disclosure Schedule, PIC WISCONSIN has made available to PRA true and complete copies of all of the PIC WISCONSIN SAP Statements and all audit opinions related thereto.

     (c) Since January 1, 2002 PIC WISCONSIN and each PIC WISCONSIN Insurance Subsidiary (i) have filed or submitted with all applicable Insurance Regulators all registration statements, notices and reports, together with all supplements and amendments thereto required under the Insurance Laws applicable to insurance holding companies (the "PIC WISCONSIN Holding Company Act Reports"), (ii) have filed all PIC WISCONSIN SAP Statements, (iii) have filed all other reports and statements, together with all amendments and supplements thereto, required to be filed with any Insurance Regulator under the Insurance Laws, and (iv) have paid all fees and assessments due and payable by them under the Insurance Laws.
Section 4.6(c) to the PIC WISCONSIN Disclosure Schedule sets forth a list of, and PIC WISCONSIN has made available to PRA, accurate and complete copies of, all PIC WISCONSIN SAP Statements, all PIC WISCONSIN Holding Company Act Reports, and all other reports and statements filed by PIC WISCONSIN or any of the PIC WISCONSIN Insurance Subsidiaries with any Insurance Regulator for periods ending and events occurring, after January 1, 2002 and prior to the Closing Date, and the latest requests for approval of a rate increase in each state or other jurisdiction that PIC WISCONSIN or a PIC WISCONSIN Insurance Subsidiary writes insurance. All such PIC WISCONSIN SAP Statements, PIC WISCONSIN Holding Company Act Reports and other reports and statements complied with the Insurance Laws when filed and, as of their respective dates, contained all information required under the Insurance Laws and did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made. No deficiencies have been asserted by any Governmental Authority with respect to such PIC WISCONSIN SAP Statements, PIC WISCONSIN Holding Company Act Reports and other reports and statements.

     (d) Except for normal examinations conducted by a Governmental Authority in the regular course of the business of PIC WISCONSIN and its Subsidiaries, and except as set forth in Section 4.6(d) of the PIC WISCONSIN Disclosure Schedule, no Governmental Authority has initiated any proceeding or investigation into the business or operations of PIC WISCONSIN, any PIC WISCONSIN Subsidiary, or any director or officer of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, since January 1, 2002. There is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any examinations of PIC WISCONSIN or any of its Subsidiaries.

     (e) Section 4.6(e) of the PIC WISCONSIN Disclosure Schedule lists all financial examinations that any Insurance Regulator has conducted with respect to PIC WISCONSIN or any of the PIC WISCONSIN Insurance Subsidiaries since December 31, 2001. PIC WISCONSIN has made available to PRA correct and complete reports issued by the applicable Insurance Regulator with respect to such financial examinations. There are no regulatory examinations of PIC WISCONSIN or any of the PIC WISCONSIN Insurance Subsidiaries currently in process.

     (f) Except as set forth in Section 4.6(f) of the PIC WISCONSIN Disclosure Schedule, since January 1, 2002, neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary has received from any Person any Notice on Form A or such other form as may be prescribed under applicable law indicating that such Person intends to make or has made a tender offer for or a request or invitation for tenders of, or intends to enter into or has entered into any agreement to exchange securities for, or intends to acquire or has acquired (in the open market or otherwise), any voting security of PIC WISCONSIN or a PIC WISCONSIN Insurance Subsidiary, if after the consummation thereof such Person would directly or indirectly be in control of PIC WISCONSIN or a PIC WISCONSIN Insurance Subsidiary.

     4.7 Financial Statements; Financial Reporting.

     (a) PIC WISCONSIN has delivered to PRA true, correct and complete copies of
(i) the audited balance sheets of each of PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries as of December 31, 2004, 2003 and 2002, and the related audited statements of earnings, shareholders' equity and cash flows of each of PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries for the periods ended December 31, 2004, 2003 and 2002, together with unqualified reports on all such financial statements by PricewaterhouseCoopers LLP, and (ii) the unaudited balance sheets of each of PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries as of September 30, 2005 and the related unaudited statements of earnings, shareholders' equity and cash flows for the nine (9)-month period ended September 30, 2005.

     (b) PIC WISCONSIN has delivered to PRA unaudited balance sheets of each of the PIC WISCONSIN Subsidiaries (but excluding the PIC WISCONSIN Insurance Subsidiaries) as of December 31, 2004, 2003 and 2002, and September 30, 2005, and the related unaudited statements of earnings, shareholders' equity and cash flows of each of such PIC WISCONSIN Subsidiaries for the years ended December 31, 2004, 2003 and 2002, and the nine (9) month period ended September 30, 2005.

     (c) As soon as practicable, but in any event within forty-five (45) days following the end of each calendar quarter which is completed prior to the Closing Date, commencing with the quarter ending December 31, 2005, PIC WISCONSIN shall cause to be delivered to PRA the "Quarter End Report" prepared by PIC WISCONSIN with respect to such quarter, which report shall include (x) a balance sheet of PIC WISCONSIN as of the end of such quarter and (y) a statement of earnings and shareholders' equity of PIC WISCONSIN for the year-to-date period ending the end of such quarter, prepared in a manner consistent with, and in a format comparable to, the statements of earnings and shareholders' equity referred to in Section 4.7(a).

     (d) Each of the  balance  sheets  referred  to in Section  4.7(a),  Section
4.7(b) and Section 4.7(c) presents (or will present) fairly the financial condition, assets, liabilities and shareholders' equity of each of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries, as the case may be, as of its date; each such statement of earnings or shareholders' equity referred to above presents (or will present) fairly the results of operations of each of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries, as the case may be, for the periods indicated; and each such statement of cash flows referred to above presents fairly the information purported to be shown therein, except, in each case, interim unaudited financial statements need not reflect year-end adjustments. The financial statements referred to in Section 4.7(a) and Section 4.7(c) including all notes and schedules thereto, have been (or will be) prepared in accordance with SAP throughout the periods involved (except that they are unaudited financial statements and do not contain all footnotes and year-end adjustments which may be required by generally accepted accounting principles in the United States ("GAAP")) and are (or will be) in accordance with the books and records of each of PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries, which books and records are correct and complete in all material respects. The financial statements referred to in Section 4.7(b), including all notes and schedules thereto, have been prepared in accordance with SAP throughout the periods involved, except that they are unaudited financial statements and do not contain all footnotes and year-end adjustments which may be required by GAAP, and are in accordance with the books and records of the subject PIC WISCONSIN Subsidiaries, which books and records are correct and complete in all material respects.

     (e) Each of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries maintains accurate books and records reflecting its assets and liabilities, and in the opinion of PIC WISCONSIN's management, maintains effective internal controls to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the financial statements of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries. Neither the accountants for, nor the board of directors or audit committee of PIC WISCONSIN or any PIC WISCONSIN Subsidiary have been advised of: (x) any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting (as such term is defined in Section 13(b)(2)(B) and Rules 13a-15(f) and 15d-15(d) of the Exchange Act) of PIC WISCONSIN or any PIC WISCONSIN Subsidiary which could adversely affect its ability to record, process, summarize and report financial data, or (y) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of PIC WISCONSIN or any PIC WISCONSIN Subsidiary.

     (f) At the dates of the aforementioned balance sheets, neither PIC WISCONSIN nor any of the PIC WISCONSIN Subsidiaries had (or will have with respect to such balance sheets dated subsequent to the date hereof) any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, and whether or not required to be disclosed on a balance sheet prepared in conformity with SAP, not fully or properly reflected or reserved against in such balance sheets, or in any notes thereto, other than liabilities pursuant to contractual obligations identified in this Agreement or the PIC WISCONSIN Disclosure Schedule.

     (g) Section 4.7(g) of the PIC WISCONSIN Disclosure Schedule lists, and PIC WISCONSIN has delivered to PRA copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC) effected by PIC WISCONSIN or any of the PIC WISCONSIN Subsidiaries since December 31, 2002.

     (h) PricewaterhouseCoopers LLP, which has expressed its opinion with respect to the financial statements of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries (including the related notes), is and has been throughout the periods covered by such financial statements a registered public accounting firm (as defined in Section 2(a)(12) of Sarbanes Oxley Act of 2002 ("SOX"). Section 4.7(h) of the PIC WISCONSIN Disclosure Schedule lists all non-audit services (as such term is defined by SOX) performed by PricewaterhouseCoopers LLP for PIC WISCONSIN and each PIC WISCONSIN Subsidiary for each year commencing after December 31, 2002.

     (i) The books and records of PIC WISCONSIN and each of the PIC WISCONSIN Subsidiaries (i) are and have been properly prepared and maintained in form and substance adequate for preparing audited consolidated financial statements, in accordance with regulatory accounting principles required by SAP and any other applicable legal and accounting requirements, (ii) reflect only actual transactions, and (iii) fairly and accurately reflect all assets and liabilities of PIC WISCONSIN and each of the PIC WISCONSIN Subsidiaries and all contracts and other transactions to which PIC WISCONSIN or any of the PIC WISCONSIN Subsidiaries is or was a party or by which PIC WISCONSIN or any of the PIC WISCONSIN Subsidiaries or any of their respective businesses or assets is or was affected.

     4.8 Broker's Fees. Except as set forth in Section 4.8 of the PIC WISCONSIN Disclosure Schedule (which sets forth amounts paid or to be paid and names of parties to which such amounts were or will be paid), none of PIC WISCONSIN, the PIC WISCONSIN Subsidiaries and their respective officers and directors, has employed any broker or finder or incurred any liability for any broker's fees or commissions, or investment banker fees or commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

     4.9 Absence of Certain Changes or Events.

     (a) Since December 31, 2004, and except as set forth in Section 4.9(a) of the PIC WISCONSIN Disclosure Schedule, neither PIC WISCONSIN nor any of the PIC WISCONSIN Subsidiaries has (except as required by applicable law): (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2004, except for changes in benefits in the ordinary course of business, (ii) granted any stock options or severance or termination pay, entered into any contract to make or grant any stock options or severance or termination pay, or paid any bonuses, or (iii) suffered any strike, work stoppage, slowdown, or other labor disturbance.

     (b) Since December 31, 2004, and except as set forth in Section 4.9(b) of the PIC WISCONSIN Disclosure Schedule, there has not been: (i) any Material Adverse Effect on PIC WISCONSIN and the PIC WISCONSIN Subsidiaries taken as a whole; (ii) any material change in any method of accounting or accounting principles or practice by PIC WISCONSIN or any PIC WISCONSIN Subsidiary, except as required by SAP and disclosed in the notes to the unaudited financial statements of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries; (iii) any material change in the actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary; (iv) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of PIC WISCONSIN or any PIC
WISCONSIN Subsidiary; (v) any declaration or payment of any dividends or distribution of any kind in respect of any of the capital stock of PIC WISCONSIN or any PIC WISCONSIN Subsidiary; (vi) any direct or indirect redemption, purchase or other acquisition by PIC WISCONSIN or any PIC WISCONSIN Subsidiary of any of the capital stock of PIC WISCONSIN or any PIC WISCONSIN Subsidiary;
(vii) any discharge or cancellation, whether in part or in whole, of any indebtedness owed by PIC WISCONSIN or any PIC WISCONSIN Subsidiary to any Person, except reimbursement to employees of ordinary business expenses or other debts arising in the ordinary course of business; (viii) any sale or transfer or cancellation of any of the assets, properties, or claims of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, except in the ordinary course of business; (ix) any sale, assignment or transfer of any trademarks, trade names, or other intangible assets of PIC WISCONSIN or any PIC WISCONSIN Subsidiary; or (x) any material amendment to or termination of any material contract, agreement, instrument or license to which PIC WISCONSIN or any PIC WISCONSIN Subsidiary is a party.

     4.10 Legal Proceedings and Judgments.

     (a) Except as set forth in Section 4.10(a) of the PIC WISCONSIN Disclosure Schedule, neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary is a party to any, and there are no pending or, to the Knowledge of PIC WISCONSIN, threatened, legal, administrative, arbitral or other inquiries, proceedings, claims (whether asserted or unasserted), actions or governmental or regulatory or SRO investigations of any nature (including noncontractual claims, bad faith claims and claims against any directors or officers of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary for which claims reserves believed by PIC WISCONSIN's management to be adequate have been established) against PIC WISCONSIN, any PIC WISCONSIN
Subsidiary, any of their respective businesses or assets, any assets of any other Person which are used in any of the business or operations of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, any directors or officers of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, in their respective capacities as directors and officers, or the transactions contemplated by this Agreement, or challenging the validity or propriety of the transactions contemplated by this Agreement.

     (b) Except as set forth in Section 4.10(b) of the PIC WISCONSIN Disclosure Schedule, there is no injunction, order, judgment, decree, or regulatory restriction (including noncontractual claims, bad faith claims and claims against any directors or officers of PIC WISCONSIN or any PIC WISCONSIN
Subsidiary, but excluding coverage and other claims made with respect to insurance policies issued by PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary for which claims reserves believed by PIC WISCONSIN's management to be adequate have been established) imposed upon PIC WISCONSIN, any PIC WISCONSIN Subsidiary or the assets of PIC WISCONSIN or any PIC WISCONSIN Subsidiary.

     (c) Except as set forth in Section 4.10(c) of the PIC WISCONSIN Disclosure Schedule, no breach of contract, breach of fiduciary duties under ERISA, bad faith, breach of warranty, tort, negligence, infringement, fraud, discrimination, wrongful discharge or other claim of any nature has been asserted or, to the Knowledge of PIC WISCONSIN, threatened against PIC WISCONSIN or any PIC WISCONSIN Subsidiary.

     (d) As to each matter, if any, described on Sections 4.10(a), 4.10(b) and 4.10(c) of the PIC WISCONSIN Disclosure Schedule, accurate and complete copies of all relevant pleadings, judgments, orders and correspondence have been made available to PRA.

     (e) Except for each matter (if any) described on Section 4.10(e) of the PIC WISCONSIN Disclosure Schedule, no legal, administrative, arbitral or other inquiries, proceedings, claims, actions or governmental or regulatory or SRO investigations alleging violations of Federal or state securities laws (including the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act) have been filed against PIC WISCONSIN, any PIC WISCONSIN Subsidiary or, to the Knowledge of PIC WISCONSIN, against any director or officer of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, in their capacities as a director or officer, and not dismissed with prejudice.

     4.11 Insurance.

     (a) Except as set forth in Section 4.11(a) of the PIC WISCONSIN Disclosure Schedule, PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries maintain policies of general liability, fire and casualty, automobile, directors and officers, errors and omissions, fiduciary, and other forms of insurance (the "PIC WISCONSIN Insurance Policies") in such amounts, with such deductibles and against such risks and losses which PIC WISCONSIN's management believes are reasonable for the business and assets of PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the Knowledge of PIC WISCONSIN, the activities and operations of PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     (b) No issuer of the PIC WISCONSIN Insurance Policies has issued a reservation-of-rights letter, or entered into a nonwaiver agreement, or otherwise denied or limited coverage (in whole or in part), under any of the PIC WISCONSIN Insurance Policies, and to the Knowledge of PIC WISCONSIN, no declaratory judgment has been sought by any Person or entered by any court of competent jurisdiction that denies or limits coverage (in whole or in part) under any of the PIC WISCONSIN Insurance Policies.

     4.12 Taxes and Tax Returns.

     (a) As used in this Agreement: "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, profits, franchise, license, ad valorem, profits, gains, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, stamp, occupation, premium, social security (or similar), unemployment, disability, real property, personal property, sales, use, registration, alternative or add on minimum, estimated, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon). "Tax Return" or "Tax Returns" means any and all returns, declarations, claims for refunds, reports, information returns and information statements (including, without limitation, Form 1099, Form W-2 and W-3, Form 5500, and Form 990) with respect to Taxes filed, or required to be filed, by any Person or any Subsidiary of such Person with the Internal Revenue Service ("IRS") or any other Governmental Authority or tax authority or agency, whether domestic or foreign (including consolidated, combined and unitary tax returns).

     (b) PIC WISCONSIN and the PIC WISCONSIN Subsidiaries have duly filed all Tax Returns required to be filed by them on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects) and have duly paid or made sufficient provisions for the payment of all Taxes shown thereon as owing on or prior to the date of this Agreement (including, if and to the extent applicable, those due in respect of their properties, income, business, capital stock, premiums, franchises, licenses, sales and payrolls) other than Taxes which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made on the financial statements described in Section 4.7(a) of this Agreement. Except as disclosed on Section 4.12(b) of the PIC WISCONSIN Disclosure Schedule, neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax Return or tax assessment or deficiency other than extensions that are automatically granted by the taxing authorities upon filing an application therefor. The unpaid Taxes of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries do not exceed the reserve for tax liability set forth on the balance sheets referenced in Section 4.7 of this Agreement as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of PIC WISCONSIN in filing its returns. No claim has been made since December 31, 2000 by an authority in a jurisdiction where PIC WISCONSIN or any PIC WISCONSIN Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     (c) There is no claim, audit, action, suit, proceeding or investigation now pending or, to the Knowledge of PIC WISCONSIN, threatened against or with respect to PIC WISCONSIN or any PIC WISCONSIN Subsidiary in respect of any material Tax. PIC WISCONSIN and each PIC WISCONSIN Subsidiary in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or other third party have complied with applicable tax withholding in all material respects. PIC WISCONSIN and each PIC WISCONSIN Subsidiary have reported such withheld amounts to the appropriate taxing authority and to each such employee, independent contractor, creditor, shareholder or other third party as required by applicable law.

     (d) There are no Tax Liens upon any property or assets of PIC WISCONSIN or its Subsidiaries except Liens for current Taxes not yet due. Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by PIC WISCONSIN or any PIC WISCONSIN Subsidiary, and the IRS has not initiated or proposed any such adjustment or change in accounting method. Except as set forth in the financial statements described in Section 4.7(a) of this Agreement, neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code. Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement (other than such agreements as exist by and among themselves). Except as set forth in Section 4.12(d) of the PIC WISCONSIN Disclosure Schedule, neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code other than an affiliated group in which PIC WISCONSIN has been the common parent corporation. Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary is liable for the Taxes of any person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax law) or by contract, as a successor or otherwise. During the five (5) year period ending on the date of this Agreement, neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code. Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes. PIC WISCONSIN's basis and excess loss account, if any, in each PIC WISCONSIN Subsidiary is set forth in Section 4.12(d) of the PIC WISCONSIN Disclosure Schedule.

     (e) Except as set forth in Section 4.12(e) of the PIC WISCONSIN Disclosure Schedule, any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of PIC WISCONSIN or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or PIC WISCONSIN Benefit Plan (as defined in Section 4.13 of this Agreement) currently in effect will not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

     (f) To the Knowledge of PIC WISCONSIN, there is no dispute or claim concerning any tax liability of PIC WISCONSIN or any PIC WISCONSIN Subsidiary except as disclosed in Section 4.12(f) of the PIC WISCONSIN Disclosure Schedule.
Section 4.12(f) of the PIC WISCONSIN Disclosure Schedule identifies the last Tax Returns that have been audited by the taxing authority with whom they were filed, and indicates those Tax Returns that currently are the subject of an audit procedure or that PIC WISCONSIN or any PIC WISCONSIN Subsidiary has received notice will be subject to an audit procedure. PIC WISCONSIN has made available to PRA correct and complete copies of all federal income tax returns (including amendments thereto) of, all examination reports of, and statements of deficiencies assessed against or agreed to by, PIC WISCONSIN or any PIC WISCONSIN Subsidiary since December 31, 2000.

     4.13 Employee Plans; Labor Matters.

     (a) Section 4.13(a) of the PIC WISCONSIN Disclosure Schedule sets forth a true and complete list of all of the Employee Plans (as defined in Section 10.17(a)) for employees of PIC WISCONSIN and any PIC WISCONSIN Subsidiary ("PIC WISCONSIN Employee Plans"). PIC WISCONSIN does not maintain any stock option plan or stock purchase plan. Those PIC WISCONSIN Employee Plans which are non-qualified deferred compensation plans for purposes of Section 409A of the Code are separately identified in Section 4.13(a) of the PIC WISCONSIN Disclosure Schedule. Except with respect to the PIC WISCONSIN Employee Plans, neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary sponsors, maintains or contributes to, or has any ongoing obligation or liability whatsoever with respect to: (i) any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (ii) any other program, plan, trust agreement or arrangement for any bonus, severance, hospitalization, vacation, sick pay, deferred compensation, pension, profit sharing, post-employment, retirement, payroll savings, stock option, stock purchase, group insurance, self insurance, death benefit, fringe benefit, welfare or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever including those for the benefit of former employees. PIC WISCONSIN and the PIC WISCONSIN Subsidiaries have not made or entered into any written or oral agreement, arrangement, commitment, or understanding to create any additional PIC WISCONSIN Employee Plan or to continue, modify, change, or terminate, in any material respect, any PIC WISCONSIN Employee Plan.

     (b) PIC WISCONSIN has heretofore delivered or made available to PRA true and complete copies of each PIC WISCONSIN Employee Plan and certain related documents, including: (i) the plan document and the related trust agreement or annuity contract for such PIC WISCONSIN Employee Plan; (ii) the summary plan description and material employee communication document for such PIC WISCONSIN Employee Plan; (iii) the actuarial report for such PIC WISCONSIN Employee Plan (if applicable) for each of the last two years; (iv) all determination letters from the IRS (if applicable) for such PIC WISCONSIN Employee Plan; (v) all insurance policies relating thereto and any written materials used by PIC WISCONSIN to describe employee benefits to employees of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries; (vi) the most recent annual return on Form 5500 (including all schedules thereto along with the accompanying auditor's opinion, if applicable) and tax return (Form 990) for such PIC WISCONSIN Employee Plan;
(vii) the most current actuarial, valuation, and trustee's reports (as applicable) for such PIC WISCONSIN Employee Plan; and (viii) all material communications with any governmental entity or agency (including the Department of Labor, the Internal Revenue Service, the Pension Benefit Guaranty Corporation, and the SEC) with respect to such PIC WISCONSIN Employee Plan. Each such actuarial or valuation report correctly shows the value of the assets of such PIC WISCONSIN Employee Plan as of the date thereof, the total accrued and vested liabilities, all contributions by PIC WISCONSIN and the PIC WISCONSIN Subsidiaries, and the assumptions on which the calculations are based.

     (c) Except as set forth in Section 4.13(c) of the PIC WISCONSIN Disclosure Schedule, each of the PIC WISCONSIN Employee Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code. To the Knowledge of PIC WISCONSIN, there has not been any material violation of the reporting and disclosure provisions of the Code and ERISA. There has not been any termination or partial termination (including any termination or partial termination attributable to the transactions contemplated by this Agreement) of such plans. Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary nor any of their respective ERISA affiliates, nor any predecessor thereof, contributes to, or has within the past six years contributed to, any multiemployer plans, as defined in
Section 3(37) of ERISA, or any multiple employer welfare arrangements, as defined in Section 3(40) of ERISA. Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary nor any of their respective ERISA affiliates, nor any predecessor thereof, sponsors, participates in, or contributes to, or has at any time in the past sponsored, participated in, or contributed to (i) any plan which is subject to the funding standards or requirements described in Section 412 of the Code, or (ii) any plan which is subject to any of the requirements, obligations, and liabilities imposed by Title IV of ERISA.

     (d) Each PIC WISCONSIN Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter or has pending or has time remaining in which to file, an application for such determination from the IRS, and PIC WISCONSIN is not aware of any reason why any such determination letter should be revoked or not be reissued, and any related trust is exempt from taxation under Section 501(a) of the Code. PIC WISCONSIN has made available to PRA copies of the most recent Internal Revenue Service determination letters with respect to each such PIC WISCONSIN Employee Plan (if applicable). Except as set forth in Section 4.13(d) of the PIC WISCONSIN Disclosure Schedule, each PIC WISCONSIN Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable laws and regulations, including but not limited to ERISA and the Code. No prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code, or breach of fiduciary duty under Title I of ERISA has occurred with respect to any PIC WISCONSIN Employee Plan or with respect to PIC WISCONSIN or any PIC WISCONSIN Subsidiary. No events have occurred with respect to any PIC WISCONSIN Employee Plan that could result in payment or assessment by or against Parent or any of its Subsidiaries of any material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D,
4980E or 5000 of the Code.

     (e) There has been no amendment to, written interpretation or announcement (whether or not written) by PIC WISCONSIN or any of the PIC WISCONSIN Subsidiaries relating to, or change in employee participation or coverage under, any PIC WISCONSIN Employee Plan which would increase materially the expense of maintaining PIC WISCONSIN Employee Plans above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2004. No event has occurred or circumstances exist that could result in a material increase in the premium costs of PIC WISCONSIN Employee Plans that are insured, or a material increase in benefit costs of the PIC WISCONSIN Employee Plans that are self-insured.

     (f) Except as set forth in Section 4.13(f) of the PIC WISCONSIN Disclosure Schedule, there is no action, suit, investigation, audit or proceeding pending against or involving or, to the Knowledge of PIC WISCONSIN, threatened against or involving any PIC WISCONSIN Employee Plan before any court or arbitrator or any state, federal or local governmental body, agency or official, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on PIC WISCONSIN. Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any PIC WISCONSIN Employee Plan is pending or, to the Knowledge of PIC WISCONSIN, threatened.

     (g) Except as described in Section 4.13(g) of the PIC WISCONSIN Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee of PIC
WISCONSIN or any of its Subsidiaries from PIC WISCONSIN or any of its Subsidiaries under any PIC WISCONSIN Employee Plan or otherwise; (ii) materially increase any benefits otherwise payable under any PIC WISCONSIN Employee Plan;
(iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent (in each case under clauses (i), (ii) or (iii) whether or not such payment or benefit would constitute a parachute payment within the meaning of Section 280G of the Code); or (iv) constitute a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, or breach of fiduciary duty under Title I of ERISA.

     (h) Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary has any direct or indirect material liability or obligation under any PIC WISCONSIN Employee Plan other than as described in the terms of such PIC WISCONSIN Employee Plans. There are no circumstances arising out of the sponsorship of any PIC WISCONSIN Employee Plan which will result in any direct or indirect material liability to PIC WISCONSIN or any PIC WISCONSIN Subsidiary, other than liability for contributions, benefit payments, administrative costs and liabilities incurred in accordance with the terms of the PIC WISCONSIN Employee Plans consistent with past practice.

     (i) PIC WISCONSIN and each PIC WISCONSIN Subsidiary have made all payments and contributions due from them to each PIC WISCONSIN Employee Plan. There are no funded benefit obligations under any PIC WISCONSIN Employee Plan for which contributions have not been made or properly accrued, and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted on the PIC WISCONSIN SAP Statements.

     (j) Each PIC WISCONSIN Employee Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is not qualified under
Section 401(a) or 403(a) of the Code is exempt from Parts 2, 3, and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA. Except as set forth in Section 4.13(j) of the PIC WISCONSIN Disclosure Schedule, no assets of PIC WISCONSIN or any PIC WISCONSIN Subsidiary are allocated to or held in a "rabbi trust" or similar funding vehicle.

     (k) Each PIC WISCONSIN Employee Plan that is a "group health plan" (as defined in Section 607(1) of ERISA or Section 5001(b)(1) of the Code) has been operated at all times in compliance in all material respects with the provisions of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA ("COBRA"), with the provisions of the Code and ERISA enacted by the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), and with the provisions of any applicable similar state law.

     (l) Except as set forth in Section 4.13(l) of the PIC WISCONSIN Disclosure Schedule, no PIC WISCONSIN Employee Plan provides benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents).

     4.14 Employees.

     (a) PIC WISCONSIN has made available to PRA a true and correct list of the names of the employees of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries, their birth dates, hire dates, compensation rates, name of employer and capacity in which employed, and accrued vacation and sick leave, if any, all as of September 30, 2005. Except as limited by any employment agreements and severance agreements listed on Section 4.14(a) of the PIC WISCONSIN Disclosure Schedule, and except for any limitations of general application which may be imposed under applicable employment laws, PIC WISCONSIN and the PIC WISCONSIN Subsidiaries have the right to terminate the employment of any of their respective employees at will and without payment to such employees.

     (b) PIC WISCONSIN and the PIC WISCONSIN Subsidiaries are in compliance, in all material respects, with all applicable ordinances or other laws, orders, and regulations regarding labor and employment and the compensation therefor, labor and employment matters, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health, and employment practices, whether state or federal (including, without limitation, to the extent applicable, wage and hour laws; workplace safety laws; workers' compensation laws; equal employment opportunity laws; equal pay laws; civil rights laws; the Occupational Safety and Health Act of 1970, as amended; the Equal Employment Opportunity Act, as amended; the Americans With Disabilities Act, 42 U.S.C. ss. 12101 et seq., as amended; the Fair Labor Standards Act, 29 U.S.C. ss. 201 et seq., as amended; the Equal Pay Act, 29 U.S.C. ss. 206d, as amended, the Portal-to-Portal Pay Act of 1947, 29 U.S.C. ss. 255 et seq., as amended; Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e, as amended and 42 U.S.C. ss. 1981, as amended; the Rehabilitation Act of 1973, as amended; the Vietnam-Era Veterans' Readjustment Assistance Act of 1974, as amended; the Immigration Reform and Control Act, 8 U.S.C. ss. 1324A et seq., as amended; the Employee Polygraph Protection Act of 1988, as amended; the Veterans Re-employment Act - Handicap Bias, 38 U.S.C. ss. 2027 et seq., as amended; the Civil Rights Act of 1991, as amended; the Family and Medical Leave Act of 1993, as amended; the Religious Freedom Restoration Act of 1993, as amended; and the Age Discrimination and Employment Act of 1967, as amended). No action or investigation has been instituted or, to the Knowledge of PIC WISCONSIN, is threatened to be conducted by any state or federal agency regarding any potential violation by PIC WISCONSIN or any PIC WISCONSIN Subsidiary of any laws, orders, ordinances and regulations regarding labor and employment or the compensation therefor (including, without limitation, any of the aforementioned statutes) during the past five (5) years.

     (c) Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary has ever been a party to or bound by any union or collective bargaining contract, nor is any such contract currently in effect or being negotiated by PIC WISCONSIN or any PIC WISCONSIN Subsidiary. PIC WISCONSIN does not know of any activities or proceedings of any labor union to organize any employees of PIC WISCONSIN or any PIC WISCONSIN Subsidiary. Since December 31, 2004, no executive officer of PIC WISCONSIN or any PIC WISCONSIN Subsidiary has indicated to the Chief Executive Officer of PIC WISCONSIN an intention to terminate his or her employment.

     (d) PIC WISCONSIN and each PIC WISCONSIN Subsidiary have complied in all material respects with all applicable notice provisions of and have no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. Except as set forth in Section 4.14(d) of the PIC WISCONSIN Disclosure Schedule, there is no action, claim, cause of action, suit or proceeding pending or, to the Knowledge of PIC WISCONSIN, threatened, on the part of any employee, independent contractor or applicant for employment, including any such action, claim, cause of action, suit or proceeding based on allegations of wrongful termination or discrimination on the basis of age, race, religion, sex, sexual preference, or mental or physical handicap or disability. Except as set forth in Section 4.14(d) of the Disclosure Schedule, all sums due from PIC WISCONSIN or any PIC WISCONSIN Subsidiary for employee compensation (including, without limitation, wages, salaries, bonuses, relocation benefits, stock options and other incentives) have been paid, accrued or otherwise provided for, and all employer contributions for employee benefits, including deferred compensation obligations, and all benefits under any PIC WISCONSIN Employee Plan have been duly and adequately paid or provided for in accordance with plan documents. To the Knowledge of PIC WISCONSIN, no person treated as an independent contractor by PIC WISCONSIN or any PIC WISCONSIN Subsidiary is an employee as defined in Section 3401(c) of the Code, nor has any employee been otherwise improperly classified, as exempt, nonexempt or otherwise, for purposes of federal or state income tax withholding or overtime laws, rules, or regulations.

     (e) Since December 31, 2004, neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary has effectuated (i) a "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act")) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of PIC WISCONSIN or any PIC WISCONSIN Subsidiary; (ii) a "mass layoff" (as defined in the WARN Act); or (iii) such other transaction, layoff, reduction in force or employment terminations sufficient in number to trigger application of any similar foreign, state or local law.

     4.15 Compliance with Applicable Law.

     (a) PIC WISCONSIN and the PIC WISCONSIN Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and to the Knowledge of PIC WISCONSIN have complied in all material respects with, and are not in default in any respect under any, and have maintained and conducted their respective businesses in all respects in compliance with, all applicable laws, statutes, orders, rules, regulations, policies and/or guidelines, except any failure to have such licenses, franchises, permits or authorizations or the failure to so comply that does not have a Material Adverse Effect on PIC WISCONSIN and the PIC WISCONSIN Subsidiaries, taken as a whole.

     (b) Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or since that date, has adopted any board resolutions at the request of any Governmental Authority that: (i) limits the ability of PIC WISCONSIN or any PIC WISCONSIN Subsidiary to conduct any line of business, (ii) require any investments of PIC WISCONSIN or any PIC WISCONSIN Subsidiary to be treated as non-admitted assets, (iii) require divestiture of any investments of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, (iv) in any manner imposes any requirements on PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary in respect of risk based capital requirements that add to or otherwise modify the risk based capital requirements imposed under the Insurance Laws, (v) in any manner relate to the ability of PIC WISCONSIN or any PIC WISCONSIN Subsidiary to pay or declare dividends or distributions, or (vi) restricts in any material respect the conduct of the business, credit policies or PIC WISCONSIN's management or any PIC WISCONSIN Subsidiary (each, whether or not set forth in the PIC WISCONSIN Disclosure Schedule, a "PIC WISCONSIN Regulatory Agreement"), nor has PIC WISCONSIN or any of the PIC WISCONSIN Subsidiaries been advised by any Governmental Authority that it is considering issuing or requesting any such PIC WISCONSIN Regulatory Agreement. Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary, directly or indirectly, engages in any activity prohibited by applicable law.

     (c) Except as set forth in Section 4.15(c) of the PIC WISCONSIN Disclosure Schedule, there is no pending or, to the Knowledge of PIC WISCONSIN, threatened charge by any Governmental Authority that PIC WISCONSIN or any PIC WISCONSIN Subsidiary has violated any applicable laws, rules or regulations (including any Insurance Laws), nor any pending or, to the Knowledge of PIC WISCONSIN, threatened investigation by any Governmental Authority with respect to possible violations of any applicable laws, rules or regulations (including any Insurance
Laws).

     (d) There are no contracts (other than contracts relating to employment), real estate leases, loans, guarantees or other arrangements or transactions of any nature between PIC WISCONSIN or any PIC WISCONSIN Subsidiary, on the one hand, and any of their respective officers, directors, or affiliates (as such term is defined in Rule 405 of the SEC), on the other hand. PIC WISCONSIN has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, except for advancement of expenses incurred in the performance of business for PIC WISCONSIN consistent with the travel expense policy of PIC WISCONSIN. Section 4.15(d) of the PIC WISCONSIN Disclosure Schedule identifies each loan or extension of credit maintained by PIC WISCONSIN or any PIC WISCONSIN Subsidiary to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

     (e) None of PIC WISCONSIN, the PIC WISCONSIN Subsidiaries, any of their respective current directors or officers, and, to the Knowledge of PIC WISCONSIN, any of their respective former officers or directors or current or former employees, agents or representatives have: (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entries on the books and records of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vi) made any material favor or gift which is not deductible for federal income tax purposes. To the Knowledge of PIC WISCONSIN, no director or officer of PIC WISCONSIN or any PIC WISCONSIN Subsidiary has engaged in any "insider trading" in violation of applicable law with respect to any security issued by PIC WISCONSIN.

     4.16 Certain Contracts.

     (a) Section 4.16(a) of the PIC WISCONSIN Disclosure Schedule lists all contracts, agreements, arrangements, commitments, or understandings (whether written or oral) to which PIC WISCONSIN or a PIC WISCONSIN Subsidiary is a party to or bound by: (i) with respect to the employment of any directors, officers or employees; (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from PIC WISCONSIN, PRA, NEWCO, or any of their respective Subsidiaries to any director, officer or employee thereof; (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to PIC WISCONSIN to be performed after the date of this Agreement; (iv) that concerns a partnership or joint venture that is not consolidated with PIC WISCONSIN for financial reporting purposes; (v) the purpose of which is to limit the ability of PIC WISCONSIN or any PIC WISCONSIN Subsidiary to compete with respect to any product, service or territory; (vi) that is in the nature of a collective bargaining agreement, employment agreement, consulting agreement or severance agreement that is not cancelable by PIC WISCONSIN or any PIC WISCONSIN Subsidiary without penalty or compensation on thirty (30) days notice or less; (vii) that provides for the payment to an employee of PIC WISCONSIN or any PIC WISCONSIN Subsidiary any incentive or bonus compensation based on the productivity or performance of such employee or of PIC WISCONSIN or any PIC WISCONSIN Subsidiary; (viii) that is with any Insurance Regulator and restricts (A) distributions or other payments to the shareholders of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, (B) the continued operation of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, or (C) any other matter relating to PIC WISCONSIN or any PIC WISCONSIN Subsidiary and its affairs; or (ix) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. PIC WISCONSIN has previously made available to PRA true and correct copies of all employment and deferred compensation agreements which are in writing and to which PIC WISCONSIN or any PIC WISCONSIN Subsidiary is a party. Each contract, agreement, arrangement, commitment, or understanding (whether written or oral) of the type described in Sections 4.16(a) and (b) of this Agreement, whether or not set forth in the PIC WISCONSIN Disclosure Schedule, is referred to in this Agreement as a "PIC WISCONSIN Contract", and neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary knows of, or has received notice of, any violation of any PIC WISCONSIN Contract by any of the other parties thereto.

     (b) Section 4.16(b) of the PIC WISCONSIN Disclosure Schedule sets forth a list of, and PIC WISCONSIN has made available to PRA correct and complete copies of, all written arrangements (or group of related written arrangements) from or to third parties, for the furnishing of services to, or receipt of services by, PIC WISCONSIN or any PIC WISCONSIN Subsidiary (including without limitation, legal and accounting services, risk management services, agency agreements, managing general agent agreements, reinsurance intermediary agreements and other distribution agreements, and agreements relating to the sale or servicing of medical professional liability insurance products offered by PIC WISCONSIN or any PIC WISCONSIN Subsidiary) under which payments were made during any calendar year since December 31, 2002 in excess of $100,000 or that has a non-cancelable term in excess of one (1) year (as to the latter, which is still in effect).

     (c) With respect to each PIC WISCONSIN Contract: Such PIC WISCONSIN Contract is in full force and effect (except for contracts that have expired pursuant to the terms thereof) and is legally valid, binding and enforceable against PIC WISCONSIN or any of the PIC WISCONSIN Subsidiaries and to the Knowledge of PIC WISCONSIN, the other party thereto in accordance with its terms (except as may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). There are no material defaults by PIC WISCONSIN or any PIC WISCONSIN Subsidiary, or, to the Knowledge of PIC WISCONSIN, any other party, under such PIC WISCONSIN Contract. Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary has received written or, to the Knowledge of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, oral notice of any default, offset, counterclaim or defense under such PIC WISCONSIN Contract. No condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by PIC WISCONSIN or any PIC WISCONSIN Subsidiary, or, to the Knowledge of PIC WISCONSIN, any other party under the terms of such PIC WISCONSIN Contract. All security deposits, reserve funds, and other sums and charges that have become due and payable under such PIC WISCONSIN Contract have been paid in full. No party has repudiated any provision of such PIC WISCONSIN Contract.

     4.17 Investments and Interest Rate Risk Management Instruments.

     (a) Except as set forth in Section 4.17(a) of the PIC WISCONSIN Disclosure Schedule, PIC WISCONSIN and each PIC WISCONSIN Subsidiary have good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien. Such securities are permissible investments under all applicable laws and are valued on the books of PIC WISCONSIN in accordance with SAP. Section 4.17(a) of the PIC WISCONSIN Disclosure Schedule sets forth a list of the securities which are in default in the payment of principal, interest or dividends or are impaired to any extent. PIC WISCONSIN has provided to PRA a copy of the investment policies of PIC WISCONSIN and the PIC WISCONSIN
Subsidiaries as of September 30, 2005. There has been no material change in investment policy of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries or in the composition of the investments of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries since September 30, 2005.

     (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements entered into for the account of PIC WISCONSIN or any of the PIC WISCONSIN Subsidiaries were entered into in the ordinary course of business and, to the best knowledge of PIC WISCONSIN, in accordance with applicable rules, regulations and policies of any Governmental Authority and with counterparties believed to be financially responsible at the time. All of such interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements are legal, valid and binding
obligations  of  PIC  WISCONSIN  or  any  of  the  PIC  WISCONSIN   Subsidiaries
enforceable in accordance with their terms (except as may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. PIC WISCONSIN and each PIC WISCONSIN Subsidiary have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the best knowledge of PIC WISCONSIN, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     4.18 Intellectual Property.

     (a) PIC WISCONSIN or a PIC WISCONSIN Subsidiary owns or has the right to use, pursuant to license, sublicense, agreement or permission, all Intellectual Property necessary for the operation of the businesses of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries as presently conducted and as presently proposed to be conducted. As used in this Agreement, "Intellectual Property" means all trademarks, service marks, logos, domains and domain names, trade names and corporate names and registrations and applications for registration thereof, copyrights and registrations and applications for registration thereof, computer software (including computer software used in insurance operations or for accounting operations), data and documentation, trade secrets and confidential business information (including financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), other proprietary rights, and copies and tangible embodiments thereof (in whatever form or medium). Section 4.18(a) of the PIC WISCONSIN Disclosure Schedule lists all Intellectual Property owned by PIC WISCONSIN and each PIC WISCONSIN Subsidiary.

     (b) To the Knowledge of PIC WISCONSIN, neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of third parties. None of PIC WISCONSIN, the PIC WISCONSIN Subsidiaries, and any of the directors, officers or employees with responsibility for intellectual property matters of PIC WISCONSIN or any PIC WISCONSIN Subsidiary in their respective capacities as directors, officers or employees has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the Knowledge of PIC WISCONSIN, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of PIC WISCONSIN or any PIC WISCONSIN Subsidiary.

     (c) Section 4.18(c) of the PIC WISCONSIN Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that PIC WISCONSIN or any PIC WISCONSIN Subsidiary uses, or intends to use, pursuant to license, sublicense, agreement, or permission. PIC WISCONSIN has made correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date) available to PRA. With respect to each such item of such Intellectual Property: (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding and enforceable against PIC WISCONSIN or the applicable PIC WISCONSIN Subsidiary and, to the Knowledge of PIC WISCONSIN, against the third party thereto, and in full force and effect;
(ii) except as set forth in Section 4.5(b)(ii)(y) of the PIC WISCONSIN Disclosure Schedule, the license, sublicense, agreement or permission will continue to be legal, valid, binding and enforceable against PIC WISCONSIN or the applicable PIC WISCONSIN Subsidiary and, to the Knowledge of PIC WISCONSIN, the third party thereto, and in full force and effect on identical terms on and after the Merger and the Closing Date; (iii) to the Knowledge of PIC WISCONSIN, no party to the license, sublicense, agreement or permission is in breach or default, and no event of default has occurred which with notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration thereunder; (iv) to the Knowledge of PIC WISCONSIN, no party to the license, sublicense, agreement or permission has repudiated any provision thereof; (v) to the Knowledge of PIC WISCONSIN, with respect to any sublicense, the representations and warranties set forth in (i) through (iv) above are true and correct with respect to the underlying license; and (vi) neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

     4.19 Real Property; Environmental Liability.

     (a) Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary owns any right, title or interest in any real property except as described on Section 4.19(a) of the PIC WISCONSIN Disclosure Schedule (collectively, the "PIC WISCONSIN Real Property"). Section 4.19(a) of the PIC WISCONSIN Disclosure Schedule sets forth a complete and accurate list and general description of all material leases for real property ("PIC WISCONSIN Real Property Leases") to which PIC WISCONSIN or any PIC WISCONSIN Subsidiary is a party or by which any of them are bound. PIC WISCONSIN or any PIC WISCONSIN Subsidiary owns all right, title and interest in, and has good and marketable title to, the PIC WISCONSIN Real Property, and PIC WISCONSIN or any PIC WISCONSIN Subsidiary has a valid leasehold interest in each PIC WISCONSIN Real Property Leases, in each case free and clear of all Liens except for (i) rights of lessors, co-lessees or sublessees that are reflected in each PIC WISCONSIN Real Property Lease; (ii) current taxes not yet due and payable; and (iii) such nonmonetary imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of the subject property. To the Knowledge of PIC WISCONSIN, the activities of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries with respect to all PIC WISCONSIN Real Property and PIC WISCONSIN Real Property Leases used in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations.

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


     (b) PIC WISCONSIN and the PIC WISCONSIN Subsidiaries enjoy peaceful and undisturbed possession under all PIC WISCONSIN Real Property Leases. PIC WISCONSIN has made available to PRA complete and correct copies of all of the PIC WISCONSIN Real Property Leases. Each PIC WISCONSIN Real Property Lease is in full force and effect and is legally valid, binding and enforceable against PIC WISCONSIN or the applicable PIC WISCONSIN Subsidiary and, to the Knowledge of PIC WISCONSIN, the third party thereto in accordance with its terms (except as may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). There are no monetary defaults and no material nonmonetary defaults by PIC WISCONSIN or any PIC WISCONSIN Subsidiary, or, to the Knowledge of PIC WISCONSIN, any other party, under any PIC WISCONSIN Real Property Lease. Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary has received written or, to the Knowledge of PIC WISCONSIN, oral notice of any default, offset, counterclaim or defense under any PIC WISCONSIN Real Property Lease. Except as set forth in Section 4.5(b)(ii)(y) of the PIC WISCONSIN Disclosure Schedule, no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by PIC WISCONSIN or any PIC WISCONSIN Subsidiary, or, to the Knowledge of PIC WISCONSIN, any other party, under of the terms of any PIC WISCONSIN Real Property Lease. All rent, security deposits, reserve funds, and other sums and charges that have become due and payable under the PIC WISCONSIN Real Property Leases have been paid in full. To the Knowledge of PIC WISCONSIN, there are no purchase contracts, options or other agreements of any kind whereby any Person has acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the interests in the real property subject to the PIC WISCONSIN Real Property Leases.

     (c) PIC WISCONSIN and the PIC WISCONSIN Subsidiaries are and have been in compliance with all Environmental Laws (as defined in Section 10.17(a) of this Agreement) and all Environmental Permits (as defined in Section 10.17(a) of this Agreement), except for instances of non-compliance which would not have a Material Adverse Effect on PIC WISCONSIN and the PIC WISCONSIN Subsidiaries taken as a whole. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose on PIC WISCONSIN or any PIC WISCONSIN Subsidiary, or that could reasonably be expected to result in the imposition on PIC WISCONSIN or any PIC WISCONSIN Subsidiary of, any liability or obligation arising under any Environmental Law which would have a Material Adverse Effect on PIC WISCONSIN. To the Knowledge of PIC WISCONSIN, there is no reasonable basis for any such proceeding, claim, action, investigation or remediation activity. Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Authority or private Person imposing any liability or obligation under any Environmental Law that would have a Material Adverse Effect on PIC WISCONSIN. For purposes of this Section 4.19, the terms "PIC WISCONSIN" and "PIC WISCONSIN Subsidiaries" include any Person that is, in whole or in part, a predecessor of PIC WISCONSIN or any of its Subsidiaries.

     4.20 Personal Property.

     (a) None of the personal property owned by PIC WISCONSIN or any PIC WISCONSIN Subsidiary is subject to, or as of the Closing Date will be subject to, any Lien.

     (b) Section 4.20(b) of the PIC WISCONSIN Disclosure Schedule lists each personal property lease to which PIC WISCONSIN or any PIC WISCONSIN Subsidiary is a party that is not cancelable upon ninety (90) days notice without penalty and has monthly rent that exceeds $1,500 (collectively, the "PIC WISCONSIN Personal Property Leases"). PIC WISCONSIN has made available to PRA complete and correct copies of all of the PIC WISCONSIN Personal Property Leases. Each PIC WISCONSIN Personal Property Leases is in full force and effect and is legally valid, binding and enforceable against PIC WISCONSIN or the applicable PIC WISCONSIN Subsidiary and, to the Knowledge of PIC WISCONSIN, against the third party thereto, in accordance with its terms (except as may be limited by bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). There are no material defaults by PIC WISCONSIN or any PIC WISCONSIN Subsidiary, or, to the Knowledge of PIC WISCONSIN, any other party, under any PIC WISCONSIN Personal Property Lease. Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary has received written or, to the Knowledge of PIC WISCONSIN, oral notice of any material default, offset, counterclaim or defense under any PIC WISCONSIN Personal Property Lease. No condition or event has occurred which with the passage of time or the giving of notice or both would constitute a material default or breach by PIC WISCONSIN or any PIC WISCONSIN Subsidiary, or, to the Knowledge of PIC WISCONSIN, any other party under of the terms of any PIC WISCONSIN Personal Property Lease. All rent, security deposits, reserve funds, and other sums and charges that have become due and payable under the PIC WISCONSIN Personal Property Leases have been paid in full. To the Knowledge of PIC WISCONSIN, there are no purchase contracts, options or other agreements of any kind whereby any Person has acquired or will have any basis to assert any right, title or interest in, or right to the possession, use, enjoyment or proceeds of, any part or all of the interests in the real property subject to the PIC WISCONSIN Personal Property Leases.

     4.21 State Takeover Laws. The Board of Directors of PIC WISCONSIN has approved the transactions contemplated by this Agreement and taken such other actions necessary or appropriate to cause neither the provisions of the Rights Agreement nor the provisions of Chapter 552 of the Wisconsin Statutes to apply to this Agreement or any of the transactions contemplated by this Agreement. PRA understands and acknowledges that the Insurance Laws applicable to PIC WISCONSIN regulate and apply to the change in the ownership of PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries as contemplated by this Agreement.

     4.22 [Reserved.]

     4.23 Insurance Matters.

     (a) Except as set forth in Section 4.23(a) of the PIC WISCONSIN Disclosure Schedule, all policies, binders, slips, certificates and other agreements of insurance  in  effect  as  of  the  date  hereof  (including  all  applications, endorsements, supplements, endorsements, riders and ancillary agreements in connection therewith) issued by PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries, and any and all marketing materials, agents agreements, brokers agreements, service contracts, and managing general agents agreements to which PIC WISCONSIN or any PIC WISCONSIN Subsidiary is a party, are, to the extent required under applicable law, on forms approved by the Insurance Regulators or have been filed with and not objected to by such Insurance Regulators within the period provided for objection, and all of such forms comply with the Insurance Laws in all material respects. As to premium rates established by PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary which are required to be filed with or approved by any Insurance Regulators, the rates have been so filed or approved, the premiums charged conform thereto, and such premiums comply with the Insurance Laws. Section 4.23(a) of the PIC WISCONSIN Disclosure Schedule sets forth all increases in premium rates for medical professional liability insurance submitted by PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries which have been disapproved by any Insurance Regulators since December 31, 2000. Section 4.23(a) of the PIC WISCONSIN Disclosure Schedule lists all correspondence or communications from any Insurance Regulator received by PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary after December 31, 2000, that requests or suggests that its premium rates, if applicable, for professional liability insurance should be reduced below the current approved premium levels.

     (b) Except as set forth in Section 4.23(b) of the PIC WISCONSIN Disclosure Schedule, neither PIC WISCONSIN nor any PIC WISCONSIN Insurance Subsidiary has issued any participating policies or any retrospectively rated policies of insurance. PIC WISCONSIN has not declared any policyholder dividend which has not been paid prior to the date of this Agreement.

     (c) All reinsurance treaties or agreements, including retrocessional agreements, to which PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary is a party or under which PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary has any existing rights, obligations or liabilities are listed on Section 4.23(c) of the Disclosure Schedule (the "PIC WISCONSIN Reinsurance Treaties"). Except as disclosed on Section 4.23(c) of the PIC WISCONSIN Disclosure Schedule, PIC WISCONSIN has provided PRA with correct and complete copies of all of such PIC WISCONSIN Reinsurance Treaties and all such PIC WISCONSIN Reinsurance Treaties are in full force and effect, and the consummation of the transactions contemplated by this Agreement will not result in the termination of any PIC WISCONSIN Reinsurance Treaties. The PIC WISCONSIN Reserves (as defined in
Section 4.23(d) of this Agreement) at each of December 31, 2004 and December 31, 2003, as reflected in the PIC WISCONSIN SAP Statements, are stated net of reinsurance ceded amounts. The PIC WISCONSIN SAP Statements accurately reflect the extent to which, pursuant to Insurance Laws, PIC WISCONSIN and/or the PIC WISCONSIN Insurance Subsidiaries are entitled to take credit for reinsurance under the PIC WISCONSIN Reinsurance Treaties. All reinsurance recoverable amounts reflected in said balance sheets are collectible, and PIC WISCONSIN is unaware of any material adverse change in the financial condition of its reinsurers that might raise concern regarding their ability to honor their reinsurance commitments, except as set forth in Section 4.23(c) of the PIC WISCONSIN Disclosure Schedule. No party to any of the PIC WISCONSIN Reinsurance Treaties has given notice to PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary that such party intends to terminate or cancel any of the PIC WISCONSIN Reinsurance Treaties as a result of or following consummation of the Merger. Each PIC WISCONSIN Reinsurance Treaty is valid and binding on each party thereto, and none of PIC WISCONSIN, any PIC WISCONSIN Insurance Subsidiary, and, to the Knowledge of PIC WISCONSIN, any other party thereto, is in default in any material respect with respect to any such reinsurance agreement or treaty. Except as disclosed on Section 4.23(c) of the PIC WISCONSIN Disclosure Schedule, no PIC WISCONSIN Reinsurance Treaty contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions. Since December 31, 2004 no PIC WISCONSIN Reinsurance Treaty has been canceled and there has not been any change in the retention level under any of such reinsurance agreements or treaties.

     (d) Each PIC WISCONSIN Insurance Subsidiary has assets that qualify as admitted assets under the Insurance Laws in an amount at least equal to the sum of all its reserves and liability amounts and its minimum statutory capital and surplus as required by such Insurance Laws. Each of the PIC WISCONSIN SAP Statements, as of the date thereof, sets forth all of the reserves of the PIC WISCONSIN Insurance Subsidiaries as of such date (collectively, the "PIC WISCONSIN Reserves"). The PIC WISCONSIN Reserves, gross and net of the reinsurance thereof, were prepared in accordance with the requirements for reserves established by the applicable Insurance Regulators, were determined in accordance with SAP and generally accepted actuarial principles consistently applied, were computed on the basis of methodologies consistent in all material respects with those used in prior periods, were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles, and were established in accordance with prudent insurance practices generally followed in the insurance industry, and PIC WISCONSIN's management believes that the PIC WISCONSIN Reserves make good and sufficient provisions for all insurance obligations of the PIC WISCONSIN Insurance Subsidiaries. PIC WISCONSIN has provided or made available to PRA copies of all work papers used as the basis for establishing the PIC WISCONSIN Reserves. Except for regular periodic assessments based on developments that are publicly known within the insurance industry, to the Knowledge of PIC WISCONSIN, no claim or assessment is pending or threatened against PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary which is peculiar or unique to PIC WISCONSIN or such PIC WISCONSIN Insurance Subsidiary by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers.

     (e) Section 4.23(e) of the PIC WISCONSIN Disclosure Schedule lists each actuary, independent or otherwise, that has reviewed, on behalf of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, the reserves for losses and loss adjustment expenses of PIC WISCONSIN or any of the PIC WISCONSIN Insurance Subsidiaries and their premium rates for liability insurance in each of the years commencing after December 31, 2001 (collectively the "PIC WISCONSIN Actuaries" and separately an "PIC WISCONSIN Actuary"). Section 4.23(e) of the PIC WISCONSIN Disclosure Schedule lists each and every actuarial report, and all attachments, supplements, addenda and modifications thereto prepared for or on behalf of PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary by the PIC WISCONSIN Actuaries, or delivered by the PIC WISCONSIN Actuaries to PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary, since December 31, 2001, in which a PIC WISCONSIN Actuary has (i) either expressed an opinion on the adequacy of reserves for losses and loss adjustment expenses or made recommendations as to either the amount of reserves for losses and loss adjustment expenses that should be maintained by PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary, or (ii) expressed an opinion as to the adequacy of such premiums or made a recommendation as to the premiums that should be charged by PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary for liability insurance (collectively, the "PIC WISCONSIN Actuarial Analyses"). To the Knowledge of PIC WISCONSIN the information and data furnished by PIC WISCONSIN or any PIC WISCONSIN Insurance Subsidiary to the PIC WISCONSIN Actuaries in connection with the PIC WISCONSIN Actuarial Analyses were accurate in all material respects. To the Knowledge of PIC WISCONSIN, each PIC WISCONSIN Actuarial Analysis was based upon an accurate inventory of policies in force for PIC WISCONSIN and the PIC WISCONSIN Insurance Subsidiaries, as the case may be, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial principles consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein. PIC WISCONSIN has made available to PRA a true and correct copy of each of the PIC WISCONSIN Actuarial Analyses.

     4.24 No Investment Company. Neither PIC WISCONSIN nor any PIC WISCONSIN Subsidiary is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     4.25 Amendment of Rights Agreement. PIC WISCONSIN has amended the Rights Agreement between PIC WISCONSIN and American Stock Transfer & Trust Company (the "Rights Agent"), dated as of November 4, 2004 (the "Rights Agreement"), and has provided a copy of such amendment to PRA. The amendment to the Rights Agreement was duly authorized and approved by the Board of Directors of PIC WISCONSIN and thereafter executed by PIC WISCONSIN and the Rights Agent prior to the execution of this Agreement. PIC WISCONSIN has taken all corporate actions necessary to effect such amendment pursuant to the Rights Agreement. At the time of such amendment to the Rights Agreement and as of the date of this Agreement, there were and are no Acquiring Persons as defined in the Rights Agreement.

     4.26 Accuracy of Information Supplied.

     (a) None of the representations and warranties made by PIC WISCONSIN in this Agreement, taken together and with the PIC WISCONSIN Disclosure Schedule, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements set forth herein and therein, in light of the circumstances in which such statements were made, not misleading. The copies of documents attached to the PIC WISCONSIN Disclosure Schedule or otherwise made available to PIC WISCONSIN in connection with the transactions contemplated hereby are accurate and complete in all respects.

     (b) The information supplied or to be supplied by or on behalf of PIC WISCONSIN for inclusion or incorporation by reference in the Proxy Statement and the S-4 will not, on the date of their filing, or in the case of the S-4, at the time it becomes effective under the Securities Act, or on the date the Proxy Statement is mailed or at the time of the PIC WISCONSIN shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the S-4, to the extent they include information regarding PIC WISCONSIN, will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing provisions of this Section 4.26(b), no representation or warranty is made by PIC WISCONSIN with respect to information or statements made or incorporated by reference in the S-4 or the Proxy Statement which were not supplied by or on behalf of PIC WISCONSIN.

                                   ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF PRA
                      -------------------------------------

     PRA represents and warrants to PIC WISCONSIN that the statements contained in this Article 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Article), except (i) as set forth in the disclosure schedule delivered by PRA to PIC WISCONSIN on the date hereof and initialed by the parties (the "PRA Disclosure Schedule"), or (ii) for any changes to the PRA Disclosure Schedule that are disclosed by PRA to PIC WISCONSIN in accordance with Section 7.9(b) of this Agreement, or (iii) to the extent such representations and warranties speak as of an earlier date. Nothing in the PRA Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the PRA Disclosure Schedule identifies the exception with reasonable particularity. The PRA Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 5; provided, however, (i) that each exception set forth in the PRA Disclosure Schedule shall be deemed disclosed for purposes of all representations and warranties if such exception is contained in a section of the PRA Disclosure Schedule corresponding to a
Section in this Article 5, and (ii) the mere inclusion of an exception in the PRA Disclosure Schedule shall not be deemed an admission by PRA that such exception represents a material fact, event or circumstance or would result in a material adverse effect or material adverse change. All documents and instruments attached as exhibits or annexes to the PRA Disclosure Schedule are incorporated by reference to the PRA Disclosure Schedule.

     5.1 Corporate Organization.

     (a) PRA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PRA has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified can be cured without a Material Adverse Effect (as defined in Section 10.17(a)) on PRA.

     (b) PRA has made available to PIC WISCONSIN correct and complete copies of the Certificate of Incorporation and Bylaws of PRA and each of the PRA Subsidiaries (as amended to date). PRA has made available to PIC WISCONSIN all of the minute books containing the records of the meetings of the stockholders, the board of directors and any committee of the board of directors of PRA, except for information subject to confidentiality agreements with third parties in which case, such information has been redacted. The minute books of PRA reflect all of the material actions taken by its Boards of Directors (including each committee thereof) and stockholders.

     (c) The books and records of PRA and each of the PRA Subsidiaries (i) are and have been properly prepared and maintained in form and substance adequate for preparing audited consolidated financial statements, in accordance with GAAP and any other applicable legal and accounting requirements, (ii) reflect only actual transactions, and (iii) fairly and accurately reflect all assets and liabilities of PRA and each of the PRA Subsidiaries and all contracts and other transactions to which PRA or any of the PRA Subsidiaries is or was a party or by which PRA or any of the PRA Subsidiaries or any of their respective businesses or assets is or was affected.

     5.2 Subsidiaries.

     (a) Section 5.2(a) of the PRA Disclosure Schedule sets forth the name and state of incorporation or organization of each Subsidiary of PRA (the "PRA Subsidiaries"). Each PRA Subsidiary (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on PRA, and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

     (b) Section 5.2(b) of the PRA Disclosure Schedule identifies the PRA Subsidiaries that offer insurance and the states in which they are authorized or licensed to conduct business, and the type of insurance products that they are authorized or licensed to offer in each such state (the "PRA Insurance Subsidiaries"). No PRA Insurance Subsidiary offers any insurance products in any jurisdiction where it is neither authorized nor licensed to offer such insurance products. The business of each of the PRA Insurance Subsidiaries has been and is being conducted in compliance with all of its licenses in all material respects. All of such licenses are in full force and effect and there is no proceeding or investigation pending or, to the Knowledge of PRA, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of such license.

     (c) PRA is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the PRA Subsidiaries. There are no irrevocable proxies granted by PRA or any PRA Subsidiary with respect to such shares. There are no equity securities of any of the PRA Subsidiaries that are or may become required to be issued by reason of any option, warrants, scrip, rights, to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any of the PRA Subsidiaries except shares of the PRA Subsidiaries issued to other wholly owned PRA Subsidiaries. There are no contracts, commitments, understandings or arrangements by which any of the PRA Subsidiaries is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of the shares of the PRA Subsidiaries described in the first sentence of this Section 5.2(c) are validly issued, fully paid and nonassessable and free of preemptive rights, and are owned by PRA or a PRA Subsidiary free and clear of any and all Liens and free and clear of any claim, right or option to acquire any such shares. PRA does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to PRA and the PRA Subsidiaries taken as a whole.

     (d) No PRA Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     5.3 Capitalization. The authorized capital stock of PRA consists of 150,000,000 shares, with said shares divided into two classes. One class of said shares consists of 50,000,000 shares of preferred stock and the other class of said shares consists of 100,000,000 shares of common stock, $0.01 par value per share, of PRA ("PRA Common Stock"). As of November 30, 2005, no shares of such preferred stock and 31,095,473 shares of PRA Common Stock were issued and outstanding and no shares of either such preferred stock or PRA Common Stock were held in treasury. All of the issued and outstanding shares of PRA Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of the date of this Agreement, and except pursuant to the terms of this Agreement, the outstanding stock options (the "PRA Stock Options") described on Section 5.3 of the PRA Disclosure Schedule, and the PRA 3.9% Convertible Senior Debentures due 2023 ( the "PRA Debentures" ), PRA does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of PRA Common Stock or any other equity securities of PRA or any securities representing the right to purchase or otherwise receive any shares of PRA Common Stock or any other equity securities of PRA. Section 5.3 of the PRA Disclosure Schedule sets forth the number of shares of PRA Common Stock reserved for issuance as of November 30, 2005. Since November 30, 2005, PRA has not issued any shares of PRA Common Stock or other equity securities of PRA, or any securities convertible into or exercisable for any shares of PRA Common Stock or other equity securities of PRA, other than pursuant to the exercise of stock options issued under the PRA Stock Option Plans granted prior to such date.

     5.4 Authority; No Violation; Consents and Approvals.

     (a) PRA has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of PRA, and no other corporate proceedings on the part of PRA (including any approval of the stockholders of PRA) are necessary to approve this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by PRA and (assuming due authorization, execution and delivery by PIC WISCONSIN and the receipt of all Requisite Regulatory Approvals constitutes a valid and binding obligation of PRA, subject to applicable bankruptcy, fraudulent conveyance, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

     (b) Neither the execution and delivery of this Agreement by PRA nor the consummation by PRA of the transactions contemplated by this Agreement, nor compliance by PRA with any of the terms or provisions of this Agreement, will
(i) violate any provision of the Certificate of Incorporation or Bylaws of PRA or (ii) assuming that all Requisite Regulatory Approvals and all of the consents and approvals referred to in Section 4.5(c) of this Agreement are duly obtained,
(x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PRA or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of PRA under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PRA is a party, or by which it or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a Material Adverse Effect on PRA.

     (c) Except for (i) the filing of applications, notices and forms with, and the obtaining of approvals from, the Insurance Regulators pursuant to the Insurance Laws, with respect to the transactions contemplated by this Agreement,
(ii) the filing with the SEC of the S-4, (iii) the filing of the Articles of Merger with the OCI of Wisconsin pursuant to the Merger Statutes, (iv) the filing of the HSR Act Report with the Pre-Merger Notification Agencies pursuant to the HSR Act, (v) any consents, authorizations, orders and approvals required under the Securities Act, the Exchange Act, and the HSR Act, (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any SRO (including, without limitation, the NAIC, the NYSE, or the National Association of Securities Dealers ("NASD"), or which are required under the Insurance Laws and other similar laws, (vii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of PRA Common Stock pursuant to this Agreement, and (viii) the approval of this Agreement by the requisite votes of the shareholders of NEWCO and the shareholders of PIC WISCONSIN, no consents or approvals of, or filings or registrations with any Governmental Authority or with any other Person are necessary in connection with the execution and delivery by PRA of this Agreement or the consummation by PRA or any PRA Subsidiary (including NEWCO) of the transactions contemplated by this Agreement.

     5.5 Insurance Reports.

     (a) "PRA SAP Statements" means (i) the annual statutory statements of each of the PRA Insurance Subsidiaries filed with any Insurance Regulator for each of the years ended December 31, 2004, 2003 and 2002 and each calendar year ending after the date of this Agreement, (ii) the quarterly statutory statements of each of the PRA Insurance Subsidiaries filed with any Insurance Regulator for each quarterly period in 2005 and for each quarterly period ending after the date of this Agreement, and (iii) all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection with such annual statutory statements and quarterly statutory statements.

     (b) All such PRA SAP Statements were and will be prepared (i) in conformity with SAP and (ii) in accordance with the books and records of PRA and the PRA Insurance Subsidiaries. The PRA SAP Statements, when read in conjunction with the notes thereto and any statutory audit reports relating thereto, present, and will present, fairly in all material respects the statutory financial condition and results of operations of the PRA Insurance Subsidiaries for the dates and periods indicated and are consistent with the books and records of the PRA Insurance Subsidiaries (which books and records are correct and complete in all material respects). The annual balance sheets and income statements included in the PRA SAP Statements have been, and will be, where required by Insurance Laws, audited by an independent accounting firm of recognized national reputation. PRA has made available to PRA true and complete copies of all of the PRA SAP Statements and all audit opinions related thereto.

     (c) Since January 1, 2002, PRA and each PRA Insurance Subsidiary (i) have filed or submitted with all applicable Insurance Regulators, all registration statements, notices and reports, together with all supplements and amendments thereto, required under the Insurance Laws applicable to insurance holding companies (the "PRA Holding Company Act Reports"); (ii) have filed all PRA SAP Statements, (iii) have filed all other reports and statements together with all amendments and supplements thereto, required to be filed with any Insurance Regulator under the Insurance Laws; and (iv) have paid all fees and assessments due and payable by them under the Insurance Laws. Section 5.5(c) of the PRA Disclosure Schedule sets forth a list of, and PRA has made available to PIC WISCONSIN, accurate and complete copies of, all PRA SAP Statements, PRA Holding Company Act Reports and all other reports and statements filed by PRA or any PRA Subsidiary with any Insurance Regulator for periods ending and events occurring, after January 1, 2002 and prior to the Closing Date and the latest requests for approval of rate increase in each state in which an PRA Subsidiary writes insurance. All such PRA SAP Statements, PRA Holding Company Act Reports and other reports and statements complied with the Insurance Laws when filed and, as of their respective dates, contained all information required under the
Insurance Laws and did not contain any false statements or material misstatements of fact or omit to state any material facts necessary to make the statements set forth therein not materially misleading in light of the circumstances in which such statements were made. No deficiencies have been asserted by any Governmental Authority with respect to such PRA SAP Statements, PRA Holding Company Act Reports and other reports and statements.

     (d) Except for normal examinations conducted by a Governmental Authority in the regular course of the business of PRA and its Subsidiaries, no Governmental Authority has initiated any proceeding or investigation into the business or operations of PRA, any PRA Subsidiary, or any director or officer of PRA or any PRA Subsidiary, since January 1, 2002. There is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any examinations of PRA or any of its Subsidiaries.

     (e) Section 5.5(e) of the PRA Disclosure Schedule lists all financial examinations that any Insurance Regulator has conducted with respect to PRA or any of the PRA Insurance Subsidiaries since December 31, 2001. PRA has made available to PIC WISCONSIN correct and complete reports issued by the applicable Insurance Regulator with respect to such financial examinations except for those indicated as currently in process.

     (f) Neither PRA nor any PRA Subsidiary has received from any Person any Notice on Form A or such other form as may be prescribed under applicable law indicating that such Person intends to make or has made a tender offer for or a request or invitation for tenders of, or intends to enter into, or has entered into any agreement to exchange securities for, or intends to acquire or has acquired (in the open market or otherwise), any voting security of PRA, if after the consummation thereof such Person would directly or indirectly be in control of PRA.

     5.6 SEC Reports; Financial Statements.

     (a) PRA has on a timely basis filed all forms, reports and documents required to be filed by it with the SEC since January 1, 2002. Section 5.6(a) of the PRA Disclosure Schedule lists, and PRA has delivered to PIC WISCONSIN (except to the extent available in full without redaction on the SEC's web site through the Electronic Data Gathering, Analysis, and Retrieval database ("EDGAR") two (2) days prior to the date of this Agreement) copies in the form filed with the SEC of (i) PRA's Annual Reports on Form 10-K for each fiscal year of PRA commencing after December 31, 2001, (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of PRA commencing after December 31, 2001, (iii) all proxy statements relating to PRA's meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since December 31, 2001, (iv) all certifications and statements required by (x) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (y) Rule 13a-14 or 15d-14 under the Exchange Act or (z) 18 U.S.C. ss.1350 (Section 906 of the SOX with respect to any report referred to in clause
(i) or (ii) of this sentence, (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to PIC WISCONSIN pursuant to this Section 5.6(a) filed by PRA with the SEC since January 1, 2002 (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) of this sentence together with any and all amendments thereto are, collectively, the "PRA SEC Reports" and, to the extent available in full without redaction on the SEC's web site through EDGAR two days prior to the date of this Agreement, are, collectively, the "PRA Filed SEC Reports"), and (vi) all comment letters received by PRA from the Staff of the SEC since January 1, 2002 and all responses to such comment letters by or on behalf of PRA.

     (b) The PRA SEC Reports (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, in all material respects, and (ii) did not at the time they were filed with the SEC, or if thereafter amended, at the time of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of PRA is or has been required to file any form, report, registration statement or other document with the SEC. As used in this Section 5.6, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

     (c) PRA has established and maintains disclosure controls and procedures (as such term is defined in Section 13(b)(2)(B) and Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures: (i) are designed to ensure that material information relating to PRA and its Subsidiaries is made known to PRA's chief executive officer and its chief financial officer by others within those entities, particularly during the periods in which PRA's reports and filings under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of year ended December 31, 2004 and each quarterly period thereafter reported to the SEC, and
(iii) are effective to perform the functions for which they were established. Neither the auditors of PRA nor the Audit Committee of the Board of Directors of PRA have been advised of: (x) any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting (as such term is defined in Section 13(b)(2)(B) and Rules 13a-15(f) and 15d-15(d) of the Exchange Act) of PRA and its Subsidiaries which could adversely affect PRA's ability to record, process, summarize and report financial data, or (y) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of PRA and its Subsidiaries. Since the date of the most recent evaluation of such internal controls over financial reporting and procedures, there have been no significant changes in internal controls over financial reporting or in other factors that could significantly affect internal controls subsequent to the date of the evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

     (d) Since July 31, 2002, each PRA Filed SEC Report which included financial statements was accompanied by the certifications of PRA's chief executive officer and chief financial officer as required under Sections 302 and 906 of SOX.

     (e) The financial statements of PRA and its Subsidiaries included in the PRA SEC Reports (including the related notes) complied or will comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), were or will be prepared in accordance with GAAP during the periods and at the dates involved (except as may be indicated in the notes thereto and except, in the case of unaudited statements, to the extent permitted by Regulation S-X for Quarterly Reports on Form 10-Q), and fairly present the consolidated financial condition of PRA and its Subsidiaries at the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as reflected in PRA's unaudited balance sheet at September 30, 2005, or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) (the "PRA Balance Sheet"), or for liabilities incurred in the ordinary course of business since September 30, 2005 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, neither PRA nor any PRA Subsidiary has any material liabilities or obligations of any nature.

     (f) PRA and each PRA Subsidiary maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls over financial reporting which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of PRA and to maintain accountability for the consolidated assets of PRA; (iii) access to assets is permitted only in accordance with management's authorization; (iv) the reporting of assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

     (g) Except as set forth in Section 5.6(g) of the PRA Disclosure Schedule, there are no securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC) effected by PRA or any PRA Subsidiary since December 31, 2002.

     (h) Ernst & Young LLP, which has expressed its opinion with respect to the financial statements of PRA and its Subsidiaries included in PRA SEC Reports (including the related notes), is and has been throughout the periods covered by such financial statements (with respect to (i) and (ii) for periods required by SOX) (i) a registered public accounting firm (as defined in Section 2(a)(12) of
SOX), (ii) "independent" with respect to PRA within the meaning of Regulation S-X, and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the Public Company Accounting Oversight Board. Section 5.6(h) of the PRA Disclosure Schedule lists all non-audit services performed by Ernst & Young LLP for PRA and each PRA Subsidiary for each year commencing after December 31, 2002.

     5.7 Broker's Fees. Except as set forth in Section 5.7 of the PRA Disclosure Schedule (which sets forth amounts paid or to be paid and names of parties to which such amounts were or will be paid), none of PRA, the PRA Subsidiaries and their respective officers and directors has employed any broker or finder or incurred any liability for any broker's fees or commissions, or investment banker fees or commissions, or finder's fees in connection with the transactions contemplated by this Agreement.

     5.8 Absence of Certain Changes or Events.

     (a) Except for (i) those liabilities and obligations that are fully reflected or reserved against on the PRA Balance Sheet, (ii) those liabilities and obligations incurred in the ordinary course of business consistent with past practice since September 30, 2005, and (iii) coverage and other claims (other than bad faith claims) made with respect to insurance policies issued by any PRA Insurance Subsidiary for which adequate claims reserves have been established, neither PRA nor any of its Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either individually or in the aggregate, would have a Material Adverse Effect on PRA, and, there is no existing condition, situation or set of circumstances that would be reasonably expected to result in such a liability or obligation. Except as disclosed in the PRA SEC Reports filed prior to the date of this Agreement, since September 30, 2005, PRA and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course theretofore conducted.

     (b) Since September 30, 2005, there has not been: (i) any change in the financial condition, assets, liabilities, prospects (financial and otherwise) or business of PRA or any PRA Subsidiary which, either individually or in the aggregate, has had or would have a Material Adverse Effect on PRA; (ii) any material change in any method of accounting or accounting principles or practice by PRA or any PRA Subsidiary, except as required by GAAP or SAP and disclosed in the notes to the consolidated financial statements of PRA and PRA Subsidiaries; or (iii) any material change in the actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of PRA or any PRA Insurance Subsidiary.

     5.9 Compliance with Applicable Law.

     (a) PRA and the PRA Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to, and to the Knowledge of PRA have complied in all material respects with, and are not in default in any respect under any, and have maintained and conducted their respective businesses in all material respects in compliance with, all applicable laws, statutes, orders, rules, regulations, policies and/or guidelines, except where the failure to hold such license, franchise, permit or authorization, or such noncompliance or default, would not, either individually or in the aggregate, have a Material Adverse Effect on PRA.

     (b) There is no pending or, to the Knowledge of PRA, threatened charge by any Governmental Authority that PRA or any PRA Insurance Subsidiary has violated any Insurance Laws, nor any pending or, to the Knowledge of PRA threatened investigation by any Governmental Authority with respect to possible violations of any Insurance Laws, that would, individually or in the aggregate, be expected to have a Material Adverse Effect on PRA.

     (c) PRA is, or will timely be in all material respects, in compliance with all current and proposed listing and corporate governance requirements of the NYSE.

     (d) None of PRA, the PRA Subsidiaries, any of their respective current directors or officers, and, to the Knowledge of PRA, any of their respective former officers or directors or current or former employees, agents or representatives have: (i) used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees,
(iii) violated any provision of the Foreign Corrupt Practices Act of 1977, (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (v) made any false or fictitious entries on the books and records of PRA or any PRA Subsidiary, (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, or (vi) made any material favor or gift which is not deductible for federal income tax purposes. To the Knowledge of PRA: (x) no director or officer of PRA or any PRA Subsidiary has engaged in any "insider trading" in violation of applicable law with respect to any security issued by PRA or any PRA Subsidiary; and (y) no such director or officer has made any false certifications or statements under (i) the SEC's Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), (ii) Rule 13a-14 or 15d-14 under the Exchange Act or (iii) 18 U.S.C. ss.1350 (Section 906 of the SOX) with respect to any PRA SEC Report.

     (e) Neither PRA nor any PRA Subsidiary is subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been a recipient of any supervisory letter from, or since that date, has adopted any board resolutions at the request of any Governmental Authority that:
(i) limits the ability of PRA or any PRA Insurance Subsidiary to conduct any line of business, (ii) require any investments of PRA or any PRA Insurance Subsidiary to be treated as non-admitted assets, (iii) require divestiture of any investments of PRA or any PRA Insurance Subsidiary, (iv) in any manner imposes any requirements on PRA or any PRA Insurance Subsidiary in respect of risk based capital requirements that add to or otherwise modify the risk based capital requirements imposed under the Insurance Laws, (v) in any manner relate to the ability of PRA or any PRA Insurance Subsidiary to pay or declare dividends or distributions, or (vi) restricts in any material respect the conduct of the business, credit policies or PRA's management or any PRA Subsidiary (each, whether or not set forth in the PRA Disclosure Schedule, an "PRA Regulatory Agreement"), nor has PRA or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing or requesting any such PRA Regulatory Agreement. Neither PRA nor any PRA Insurance Subsidiary, directly or indirectly, engages in any activity prohibited by applicable law.

     (f) There are no contracts (other than contracts relating to employment), real estate leases, loans, guarantees or other arrangements or transactions of any nature between PRA or any PRA Subsidiary, on the one hand, and any of their respective officers, directors, or affiliates (as such term is defined in Rule 405 of the SEC), on the other hand. PRA has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of PRA or any PRA Subsidiary. Section 5.9(f) of the PRA Disclosure Schedule identifies any loan or extension of credit maintained by PRA or any PRA Subsidiary to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

     (g) Each of PRA, its directors and its senior financial officers has consulted with PRA's independent auditors and outside counsel with respect to, and (to the extent applicable to PRA) is familiar in all material respects with all of the requirements of SOX. PRA is in compliance with the provisions of SOX applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of PRA's independent auditors and outside counsel, respectively, to ensure PRA's future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of SOX.

     5.10 State Takeover Laws. The Board of Directors of PRA has approved the transactions contemplated by this Agreement and taken such other actions as are necessary and appropriate to cause the provisions of Section 203 of the Delaware General Corporation Law not to apply to this Agreement or any of the transactions contemplated by this Agreement.

     5.11 No Investment Company. Neither PRA nor any Subsidiary of PRA is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     5.12 Insurance Matters.

     (a) The PRA Reserves (as defined below in Section 5.12(b)) at each of December 31, 2004 and December 31, 2003, and December 31, 2002, as reflected in the PRA SAP Statements, are stated net of reinsurance ceded amounts. The PRA SAP Statements accurately reflect the extent to which, pursuant to Insurance Laws, PRA and/or the PRA Insurance Subsidiaries are entitled to take credit for reinsurance under reinsurance treaties of the PRA Insurance Subsidiaries ("PRA Reinsurance Treaties"). PRA is unaware of any material adverse change in the financial condition of its reinsurers that might raise concern regarding their ability to honor their reinsurance commitments. No party to any of the PRA Reinsurance Treaties has given notice to PRA or any PRA Insurance Subsidiary that such party intends to terminate or cancel any of the PRA Reinsurance Treaties as a result of or following consummation of the Merger. Each PRA Reinsurance Treaty is valid and binding on each party thereto, and none of PRA, any PRA Insurance Subsidiary, and, to the Knowledge of PRA, any other party thereto, is in default in any material respect with respect to any such reinsurance agreement or treaty. No PRA Reinsurance Treaty contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement, or contains any other provision which would be altered or otherwise become applicable by reason of such transactions. Since January 1, 2004 no PRA Reinsurance Treaty has been canceled and there has not been any change in the retention level under any of such reinsurance agreements or treaties.

     (b) Each of the PRA SAP Statements, as of the date thereof, sets forth all of the reserves of the PRA Insurance Subsidiaries as of such date (collectively, the "PRA Reserves"). The PRA Reserves, gross and net of the reinsurance thereof, were prepared in accordance with the requirements for reserves established by the Insurance Regulators, were determined in accordance with SAP and generally accepted actuarial principles consistently applied, were computed on the basis of methodologies consistent in all material respects with those used in prior periods, were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles, and were established in accordance with prudent insurance practices generally followed in the insurance industry, and PRA's management believes that the PRA Reserves make good and sufficient provisions for all insurance obligations of the PRA Insurance Subsidiaries. PRA has provided or made available to PIC WISCONSIN copies of all work papers used as the basis for establishing the PRA Reserves. Except for regular periodic assessments based on developments that are publicly known within the insurance industry, to the Knowledge of PRA, no claim or assessment is pending or threatened against PRA or any PRA Insurance Subsidiary which is peculiar or unique to PRA or such PRA Insurance Subsidiary by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers.

     5.13 Taxes and Tax Returns. PRA and the PRA Subsidiaries have duly filed all Tax Returns required to be filed by them on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects) and has duly paid or made sufficient provisions for the payment of all Taxes shown thereon as owing on or prior to the date of this Agreement (including, if and to the extent applicable, those due in respect of their properties, income, business, capital stock, premiums, franchises, licenses, sales and payrolls) other than Taxes which are not yet delinquent or are being contested in good faith and have not been finally determined for which adequate reserves have been made on the financial statements described in Section 4.5 of this Agreement. The unpaid Taxes of PRA and the PRA Subsidiaries do not exceed the reserve for tax liability set forth on the PRA Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of PRA in filing its returns. There is no claim, audit, action, suit, proceeding or investigation now pending or, to the Knowledge of PRA, threatened against or with respect to PRA or any PRA Subsidiary in respect of any material Tax.

     5.14 Environmental Liability. PRA and its Subsidiaries are and have been in compliance with all Environmental Laws (as defined in Section 10.17(a) of this Agreement) and all Environmental Permits (as defined in Section 10.17(a) of this Agreement). There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose on PRA or any PRA Subsidiary, or that could reasonably be expected to result in the imposition on PRA or any PRA Subsidiary of, any liability or obligation arising under any Environmental Law which would have a Material Adverse Effect on PRA. To the Knowledge of PRA, there is no reasonable basis for any such proceeding, claim, action, investigation or remediation activity. Neither PRA nor any PRA Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Authority or private Person imposing any liability or obligation under any Environmental Law that would have a Material Adverse Effect on PRA. For purposes of this Section 5.14, the terms "PRA" and "Subsidiaries" include any Person that is, in whole or in part, a predecessor of PRA or any of its Subsidiaries.

     5.15 Employee Matters. Each employee benefit plan, program, policy or arrangement (including, but not limited to each employee benefit plan (as defined in Section 3(3) of ERISA) which PRA or any PRA Subsidiary maintains or contributes to for the benefit of its current or former employees complies, and has been administered in form and in operation, in all material respects with all applicable requirements of law and no notice has been issued by any Governmental Authority questioning or challenging such compliance.

     5.16 Legal Proceedings. Except as set forth in Section 5.16 of the PRA Disclosure Schedule, neither PRA nor any PRA Subsidiary is a party to any, and there are no pending or, to PRA's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against PRA or any PRA Subsidiary, (ii) to which PRA or any PRA Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of PRA to perform under this Agreement, except for (x) coverage and other claims made with respect to insurance policies issued by any PRA Insurance Subsidiary for which claims reserves believed by PRA's management to be adequate have been established, and (y) any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on PRA.

     5.17 Accuracy of Information Supplied.

     (a) None of the representations and warranties made by PRA in this Agreement, taken together and with the PRA Disclosure Schedule, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements set forth herein and therein, in light of the circumstances in which such statements were made, not misleading. The copies of documents attached to the PRA Disclosure Schedule or otherwise made available to PRA in connection with the transactions contemplated hereby are accurate and complete in all respects.

     (b) The information supplied or to be supplied by or on behalf of PRA or NEWCO for inclusion or incorporation by reference in the Proxy Statement and the S-4 will not, on the date of their filing or, in the case of the S-4, at the time it becomes effective under the Securities Act, or on the date the Proxy Statement is mailed or at the time of the PIC WISCONSIN shareholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the S-4, to the extent they include information regarding PRA or NEWCO, will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing provisions of this Section 5.17(b), no representation or warranty is made by PRA with respect to information or statements made or incorporated by reference in the S-4 or the Proxy Statement which were not supplied by or on behalf of PRA or NEWCO.

                                    ARTICLE 6

                                    COVENANTS
                                    ---------

     6.1 Conduct of Businesses of PIC WISCONSIN Prior to the Effective Time.

     (a) During the period between the date of this Agreement and the Effective Time, except as expressly contemplated or permitted by this Agreement, PIC WISCONSIN shall, and shall cause each PIC WISCONSIN Subsidiary to: (a) conduct its business in the usual, regular and ordinary course consistent with past practice and its current business plan, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees, agents and advantageous business relationships and retain the services of its key employees and agents, and (c) take no action which would adversely affect or delay the ability of any party to this Agreement to obtain any Requisite Regulatory Approval for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

     (b) During the period between the date of this Agreement and the Effective Time, PIC WISCONSIN shall permit PRA's senior officers to meet with the Chief Financial Officer and Assistant Vice President-Finance of PIC WISCONSIN and officers of PIC WISCONSIN responsible for the financial statements, the internal controls, and disclosure controls and procedures of PIC WISCONSIN to discuss such matters as PRA may deem reasonably necessary or appropriate for PRA to satisfy its obligations under Sections 302, 404 and 906 of SOX and any rules and regulations relating thereto.

     (c) PIC WISCONSIN agrees to inform and have discussions with PRA with respect to reserve policies and practices with respect to (i) losses and loss adjustment expenses of the PIC WISCONSIN Subsidiaries, and (ii) litigation against PIC WISCONSIN and the PIC WISCONSIN Subsidiaries. PRA and PIC WISCONSIN shall also inform and have discussions with each other with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby.

     6.2 PIC WISCONSIN Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the PIC WISCONSIN Disclosure Schedule, and, except as expressly contemplated or permitted by this Agreement, PIC WISCONSIN shall not, and PIC WISCONSIN shall not permit any PIC WISCONSIN Subsidiary to, without the prior written consent of PRA (which consent will not be unreasonably withheld):

     (a) incur any indebtedness for borrowed money (other than short-term indebtedness incurred on commercially reasonable terms to refinance indebtedness of PIC WISCONSIN or any of its Subsidiaries, on the one hand, to PIC WISCONSIN or any of its Subsidiaries, on the other hand), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include entering into repurchase agreements and reverse repurchase agreements);

     (b) redeem, repay, discharge or defease any surplus note, unless such redemption, repayment, discharge or defeasance is an express condition of any Requisite Regulatory Approval;

     (c) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend or make any other distribution on, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except dividends paid by any PIC WISCONSIN Subsidiary to PIC WISCONSIN or any other PIC WISCONSIN Subsidiary, respectively), (iii) directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iv) grant any stock options or stock awards or stock appreciation rights or right, or (v) issue any additional shares of capital stock;

     (d) make, declare or pay any dividend or make any other distribution on or with respect to insurance policies written by PIC WISCONSIN or any PIC WISCONSIN Subsidiary, provided that PIC WISCONSIN may continue to make dividends or distributions to policyholders in the ordinary course of business in accordance with past practices;

     (e) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any Person other than a Subsidiary, or cancel, release or assign any indebtedness of any such Person or any claims held by any such Person, except (i) in the ordinary course of business consistent with past practice, or (ii) pursuant to contracts or agreements in force at the date of this Agreement; provided, however that PIC WISCONSIN shall have the right to sell (i) Lots 30 & 31 at Old Sauk Trails Park consisting of 5.92 acres of land; and (ii) the shares of stock of Century American Insurance Company, a Tennessee corporation, in each case upon the terms and conditions substantially as set forth in Section 6.2(e) of the PIC WISCONSIN Disclosure Schedule;

     (f) except pursuant to contracts or agreements in force at the date of this Agreement, make any material investment (by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets) in any Person other than a Subsidiary that results in a non-admitted asset;

     (g) enter into, change or terminate any material contract, lease or agreement, other than renewals of contracts, leases and agreements without material adverse changes of terms; provided, however, that PIC WISCONSIN will have the right (i) to enter into and consummate an agreement to form a managing general agency relationship with the Medical Society of Wisconsin, on terms and conditions substantially as disclosed to PRA, provided that the term of such relationship shall terminate on the date of the current agency agreement with the Medical Society of Wisconsin and (ii) to create a charitable fund, account or foundation to be used to fund medical and local community involvement in Wisconsin, to be capitalized either immediately before or after the Effective Time in an amount not to exceed $1 million.

     (h) increase in any manner the compensation of the employees of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries, or pay any bonus or incentive compensation to such employees; provided that PIC WISCONSIN and the PIC WISCONSIN Subsidiaries (x) may make annual increases in the salaries and wages of their employees in the ordinary course of business and consistent with past practice so long as the amount, on an individualized basis, of the increase in compensation on an annualized basis does not exceed four percent (4 %) of the aggregate amount of the compensation paid to the affected employees in the twelve (12) months preceding the effective date of the increase in compensation and (y) may grant promotions and establish new salaries commensurate with the employees' new duties and past compensation practices;

     (i) except as contemplated in Sections 2.7 and 7.7 hereof, pay any pension or retirement allowance not required by any existing plan or agreement to any of its employees or become a party to, amend (except as may be required by law) or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation;

     (j) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice; provided, however, that prior to the settlement of any lawsuit, claim, action or proceeding against PIC WISCONSIN or any PIC WISCONSIN Subsidiary or otherwise in which PIC WISCONSIN or any PIC WISCONSIN Subsidiary is a named defendant involving a payment by PIC WISCONSIN or any PIC WISCONSIN Subsidiary in excess of $1,000,000 or the settlement of any ECO, XPL or bad faith claim involving any insurance policy of any PIC WISCONSIN Subsidiary involving a payment by PIC WISCONSIN or any PIC WISCONSIN Subsidiary in excess of $1,000,000, PIC WISCONSIN will notify PRA of the terms of the proposed settlement and will consult with PRA regarding the terms of the settlement, but shall not be required to obtain PRA's consent to the terms of the settlement;

     (k) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

     (l) amend its Articles of Incorporation, or its Bylaws;

     (m) other than in accordance with its current investment guidelines, restructure or materially change its investment securities portfolio through purchases, sales or otherwise, or the manner in which such portfolio is classified or reported;

     (n) offer or sell insurance or reinsurance of any type in any jurisdiction other than such lines of insurance and reinsurance that it offers and sells on the date of this Agreement and other than in those jurisdictions where it offers and sells such line of insurance and reinsurance on the date of this Agreement;

     (o) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 8 of this Agreement not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

     (p) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.2.

     6.3 PRA Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the PRA Disclosure Schedule, and, except as expressly contemplated or permitted by this Agreement, PRA shall not, and PRA shall not permit any PRA Subsidiary to, without the prior written consent of PIC WISCONSIN:

     (a) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

     (b) amend its Certificate of Incorporation, or its Bylaws, except as provided in this Agreement;

     (c) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 8 of this Agreement not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

     (d) take any action that is intended or likely to adversely affect its ability to perform its covenants and agreements under this Agreement; or

     (e) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.3.

     6.4 Affiliates. Not less than thirty-five (35) calendar days prior to the Effective Time, PIC WISCONSIN will deliver to PRA a list of names and addresses of each person who, in PIC WISCONSIN's reasonable judgment, may be deemed at the time this Agreement is submitted for approval by the shareholders of PIC WISCONSIN to be an affiliate (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act) of PIC WISCONSIN. PIC WISCONSIN will provide PRA such information and documents as PRA reasonably requests for purposes of reviewing such list. PIC WISCONSIN will use its reasonable best efforts to deliver or cause to be delivered to PRA, not later than thirty (30) calendar days prior to the Effective Time, an affiliate letter in a form agreed to by PRA and PIC WISCONSIN, executed by each of the affiliates identified in the foregoing list.

                                    ARTICLE 7

                              ADDITIONAL AGREEMENTS
                              ---------------------

     7.1 Regulatory Matters.

     (a) In connection with the solicitation of approval of the Merger by the shareholders of PIC WISCONSIN and the registration of the shares of PRA Common Stock to be issued upon consummation of the Merger, the parties will prepare, and PRA will file with the SEC the S-4 (which shall comply as to form, in all material respects, with the provisions of the Securities Act and other applicable law). PRA and PIC WISCONSIN will use all reasonable efforts to respond to the comments of the SEC staff with respect to the S-4 and to have the S-4 declared effective by the SEC as soon as practicable. As soon as practicable after the S-4 is declared effective, PIC WISCONSIN shall mail or deliver the Proxy Statement included in the S-4 to its shareholders. PRA covenants and agrees that the information provided with respect to PRA and NEWCO and PIC WISCONSIN covenants and agrees that the information provided with respect to PIC WISCONSIN provided and to be provided for use in the S-4 will not, on the date it becomes effective, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of PRA and PIC WISCONSIN agree promptly to correct any such information provided by it which shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the S-4 so as to correct the same and to cause the Proxy Statement so corrected to be distributed to the shareholders of PIC WISCONSIN to the extent required by applicable law. To the extent that any opinion regarding the tax consequences of the Merger is required with respect to the S-4, PRA and PIC WISCONSIN will both cause each of their respective tax counsel to issue substantially similar opinions in the form contemplated herein. PRA shall not be required to maintain the effectiveness of the S-4 for the purpose of resale by the affiliates of PRA and PIC WISCONSIN, as such term is used in Rule 145 of the SEC.

     (b) Prior to filing the S-4, PIC WISCONSIN shall prepare consolidated financial statements of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries in accordance with GAAP as of and for the years ended December 31, 2005 and, if required to be included in the S-4, 2004 and 2003 and for the interim period required to be included in the S-4 (the "GAAP Financial Statements"), which financial statements shall be unaudited and which shall include balance sheets at the end of each period, and statements of shareholders' equity, earnings and cash flow for each of said periods, and notes thereto (except in the case of interim financial statements). PRA shall have the right to request that PIC WISCONSIN cause its GAAP Financial Statements to be audited. PIC WISCONSIN shall select the accounting firm to perform, at its sole cost and expense, such financial statements; provided, however, that PRA shall have the right to request that such accounting firm demonstrate that it is an independent registered public accounting firm (as defined in Section 2(a)(12) of SOX); provided further, that PRA shall hold PIC WISCONSIN harmless for the cost and expense of the audit pursuant to this Section 7.1(b) if this Agreement is terminated.

     (c) The parties shall use all reasonable commercial efforts to cause their respective independent auditors to render any consent required by the SEC to include its report on the PIC WISCONSIN consolidated financial statements or the PRA consolidated financial statements, as the case may be, in the S-4 and to refer to said accountants as experts in the S-4 with respect to the matters included in said report.

     (d) To the extent applicable, PIC WISCONSIN and PRA shall prepare and file with all necessary Governmental Authorities (i) a request for approval of the Merger by applicable Insurance Regulators on Form A or an such other form as may be required by the Insurance Regulators and (ii) the preacquisition notification and report forms and related material on Form E or any other forms required by a necessary Governmental Authority in connection with the Merger.

     (e) PRA will prepare and file, and PIC WISCONSIN will cooperate with and assist PRA in preparing and filing, all statements, applications, correspondence or forms required to be filed with appropriate state securities law regulatory authorities to register or qualify the shares of PRA Common Stock to be issued upon consummation of the Merger or to establish an exemption from such registration or qualification (the "Blue Sky Filings").

     (f) Pursuant to the HSR Act, PRA and PIC WISCONSIN will promptly prepare and file, or cause to be filed, the HSR Act Report with the Pre-Merger Notification Agencies in respect of the transactions contemplated by this Agreement, which filing shall comply as to form with all requirements applicable thereto and all of the data and information reported therein shall be accurate and complete in all material respects. Each of PRA and PIC WISCONSIN will promptly comply with all requests, if any, of the Pre-Merger Notification Agencies for additional information or documentation in connection with the HSR Act Report forms filed by or on behalf of each of such parties pursuant to the HSR Act, and all such additional information or documentation shall comply as to form with all requirements applicable thereto and shall be accurate and complete in all material respects.

     (g) Each party shall provide to the other, (i) promptly after filing thereof, copies of all statements, applications, correspondence or forms filed by such party prior to the Closing Date with state securities law regulatory authorities, the SEC, the Pre-Merger Notification Agencies, the Insurance
Regulators and any other Governmental Authority in connection with the transactions contemplated by this Agreement and (ii) promptly after delivery to, or receipt from, such regulatory authorities, all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

     (h) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. PRA and PIC WISCONSIN shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to PRA or PIC WISCONSIN, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. The cooperation and coordination of each party required under this Section 7.1 shall include giving timely public notice of any public hearings regarding the transactions contemplated by this Agreement, and having its representatives attend and testify at such public hearings. In addition, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement.

     (i) PRA and PIC WISCONSIN shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders or stockholders, as applicable, and such other matters as may be reasonably necessary or advisable in connection with the S-4 or any other statement, filing, notice or application made by or on behalf of PRA, PIC WISCONSIN or any of their respective Subsidiaries to any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. PIC WISCONSIN and the PIC WISCONSIN Subsidiaries on the one hand, and PRA on the other, shall reasonably cooperate with each other and each other's agents, including independent accountants, in connection with the preparation of the GAAP financial statements of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries with respect to periods prior to the Closing Date.

     (j) PRA and PIC WISCONSIN shall promptly advise each other upon receiving any communication from any Governmental Authority relating to the consent or approval from such Governmental Authority that is required for consummation of the transactions contemplated by this Agreement.

     7.2 Tax Opinion. PRA agrees to engage Burr & Forman LLP, or such other nationally recognized firm, to render an opinion, acceptable to PRA in form and substance, as to the material tax consequences to PRA, PIC WISCONSIN and the stockholders of PRA and the shareholders of PIC WISCONSIN in connection with the Merger and the receipt of the Merger Consideration. The opinion shall be addressed to the Board of Directors of PRA, shall be rendered on or before the effective date of the S-4, and the Person rendering the opinion shall consent to the reference to the opinion in the Proxy Statement and to the inclusion of the opinion as an exhibit to the S-4 in accordance with the requirements of the Securities Act. PIC WISCONSIN agrees to engage Quarles & Brady LLP, or another nationally recognized firm, to render an opinion, reasonably acceptable to PIC WISCONSIN in form and substance, as to the material tax consequences to PRA, PIC WISCONSIN and the stockholders of PRA and the shareholders of PIC WISCONSIN in connection with the Merger and the receipt of the Merger Consideration. The opinion shall be addressed to the Board of Directors of PIC WISCONSIN, shall be rendered on or before the effective date of the S-4, and the Person rendering the opinion shall consent to the reference to the opinion in the Proxy Statement and to the inclusion of the opinion as an exhibit to the S-4 in accordance with the requirements of the Securities Act.

     7.3 Access to Information.

     (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information and to the Confidentiality Agreements dated May 5, 2005 and November 1, 2005, respectively (the "Confidentiality Agreements"), each of PRA and PIC WISCONSIN shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, each of PRA and PIC WISCONSIN shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or state insurance laws (other than reports or documents which PRA or PIC WISCONSIN, as the case may be, is not permitted to disclose under applicable law or by agreement); (ii) all other information concerning its business, properties and personnel as such party may reasonably request; and (iii) any other information, confidential or otherwise, relating to the Merger which has not been provided to the other party and is necessary for disclosure in the S-4, including, but not limited to, the confidential portions of the minutes of PIC WISCONSIN and PIC WISCONSIN Subsidiaries that was not provided pursuant to Section 4.3(a) of this Agreement. Neither PRA nor PIC WISCONSIN nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of PRA's or PIC WISCONSIN's, as the case may be, customers, jeopardize the attorney-client and work product privileges of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) Each of PRA and PIC WISCONSIN agrees to keep confidential, and not divulge to any other party or person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party who agree to be bound by the Confidentiality Agreements), all non-public documents, information, records and financial statements received from the other and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated by this Agreement are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

     (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth in this Agreement.

     7.4 PIC WISCONSIN Shareholder Approval. PIC WISCONSIN shall call a meeting of its shareholders to be held as soon as reasonably practicable after the S-4 is declared effective under the Securities Act for the purpose of obtaining the requisite PIC WISCONSIN shareholder approval required in connection with this Agreement and the Merger. PIC WISCONSIN will, through its Board of Directors, subject to its fiduciary obligations as determined by its Board of Directors, recommend that its shareholders vote in favor of the approval and adoption of this Agreement and the Merger.

     7.5 Legal Conditions to Merger. Each of PRA and PIC WISCONSIN shall, and shall cause each of their respective Subsidiaries to, use their best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article 8 of this Agreement, to consummate the transactions contemplated by this Agreement, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority and any other third party which is required to be obtained by PRA or PIC WISCONSIN or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, PRA will form NEWCO as a valid corporation under the laws of the State of Wisconsin as provided in Article 1, take all actions as the sole shareholder of NEWCO to approve the Merger and to consummate the Merger in accordance with the terms hereof and further cause NEWCO to take any and all actions, including the execution and delivery of any and all agreements, documents, certificates and instruments (including the Articles of Merger) and to obtain any and all corporate and other approvals, in order to cause NEWCO to effect the Merger and to consummate any and all transactions contemplated by this Agreement.

     7.6 NYSE Listing. PRA shall cause the shares of the PRA Common Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date.

     7.7 Employee Plans.

     (a) From and after the Effective Time, the PIC WISCONSIN Employee Plans in effect as of the date of this Agreement and at the Effective Time shall remain in effect with respect to the current and former employees of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries (the "PIC WISCONSIN Employees") covered by such PIC WISCONSIN Employee Plans at the Effective Time, until such time as PRA shall otherwise determine. PRA agrees that it will honor all PIC WISCONSIN Employee Plans in accordance with their terms as in effect at the Effective Time, subject to any amendment or termination thereof that may be required or permitted by the plans or applicable law. PRA will review all PIC WISCONSIN Employee Plans to determine whether to maintain, terminate or continue such plans. In the event employee compensation and/or benefits as currently provided by PIC WISCONSIN or any PIC WISCONSIN Subsidiary are changed or terminated by PRA, in whole or in part, PRA shall provide any PIC WISCONSIN Employees who continue in employment with PRA or any of its Subsidiaries ("Continuing Employees") with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of PRA or applicable PRA Subsidiary (as of the date any such compensation or benefit is provided).

     (b) Employees of PIC WISCONSIN or any PIC WISCONSIN Subsidiary who become participants in a PRA Employee Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specifically set forth herein) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of PIC WISCONSIN or any PIC WISCONSIN Subsidiary or any predecessor thereto prior to the Effective Time, provided, however, that credit for benefit accrual purposes will be given only for purposes of PRA vacation policies or programs. In the event of any termination or consolidation of any PIC WISCONSIN health plan with any PRA health plan, PRA shall make available to Continuing Employees and their dependents employer-provided health coverage on substantially the same basis as it provides such coverage to PRA employees. Unless a Continuing Employee affirmatively terminates coverage under a PIC WISCONSIN health plan prior to the time that such Continuing Employee becomes eligible to participate in the PRA health plan, or unless a Continuing Employee and/or a dependent of a Continuing Employee has an event which, under the terms of the PIC WISCONSIN health plan, results in a loss of coverage (which may include a sale or other disposition of a PIC WISCONSIN Subsidiary or substantially all of the business operations thereof), no coverage of any of the Continuing Employees or their dependents shall terminate under any of the PIC WISCONSIN health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of PRA and their dependents. In the event of a termination or consolidation of any PIC WISCONSIN health plan, terminated PIC WISCONSIN employees and qualified beneficiaries will have the right to continued coverage under group health plans of PRA in accordance with Code Section 4980B(f). In the event of any termination of any PIC WISCONSIN health plan, or consolidation of any health plan with any PRA health plan, any coverage limitation under the PRA health plan due to any pre-existing condition shall be waived by the PRA health plan to the degree that such condition was covered by the PIC WISCONSIN health plan and such condition would otherwise have been covered by the PRA health plan in the absence of such coverage limitation. All PIC WISCONSIN employees who cease participating in a PIC WISCONSIN health plan and become participants in a comparable PRA health plan during any plan year shall receive credit toward the applicable deductible under the PRA health plan for any amounts paid by the employee under PIC WISCONSIN's health plan during the applicable plan year, upon substantiation, in a form satisfactory to PRA, that such payments have been made.

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     (c) It is understood that PRA and its Subsidiaries are "at-will" employers.
Nothing in this Section 7.7 shall be interpreted as preventing PRA from terminating the employment of any individual or from amending, modifying or terminating any PRA Employee Plans, or any PIC WISCONSIN Employee Plans, or any benefits under any PRA Employee Plans or any PIC WISCONSIN Employee Plans, or any other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     (d) PRA shall assume and honor in accordance with their terms the employment agreements between PIC WISCONSIN and any officer or employee thereof that are listed in Section 7.7(d) of the PIC WISCONSIN Disclosure Schedule, including without limitation, the obligation to pay cash severance on termination of employment after a change of control as may be applicable; provided that PRA shall require in accordance with the terms of said employment agreements that each officer or employee receiving a payment shall enter into an acknowledgment and release acknowledging that no further cash severance payments are due under the employment agreement and releasing PIC WISCONSIN and PRA and their respective officers, directors and employees from any and all claims arising thereunder.

     (e) Notwithstanding anything herein to the contrary, all payments made to PIC WISCONSIN Employees under this Section 7.7 shall be subject to withholding required by applicable federal, state and local taxing authorities.

     7.8 Directors' and Officers' Indemnification and Insurance.

     (a) PIC WISCONSIN shall use its reasonable best efforts, immediately prior to the Closing, to purchase a single payment, run-off policy or policies of directors' and officers' liability insurance covering current and former officers and directors of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries on terms and conditions, including limits, as favorable as their respective directors and officers liability insurance policy in effect on the date of this Agreement, such policy or policies to become effective at the Effective Time and remain in effect for a period of six (6) years after the Effective Time (the "Tail Policy"). If PIC WISCONSIN is unable to obtain the Tail Policy prior to Closing, PRA shall use its best efforts to cause the individuals serving as officers and directors of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries, immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by PIC WISCONSIN or the PIC WISCONSIN Subsidiary (provided that PRA may substitute therefor policies of the same or substantially similar coverage and amounts containing terms and conditions which are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall the premium for any such insurance be more than 300% of the current amount expended by PIC WISCONSIN or the PIC WISCONSIN Subsidiary (the "Insurance Premium Amount"); and provided further, that if PRA is unable to maintain or obtain the insurance called for by this Section 7.8, PRA shall use its best efforts to obtain as much comparable insurance as available for the Insurance Premium Amount.

     (b) In addition to the obligations set forth in Section 7.8(a), PRA shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of PIC WISCONSIN or a PIC WISCONSIN Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of PIC WISCONSIN or a PIC WISCONSIN Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent PIC WISCONSIN is permitted under, and in accordance with the terms of indemnification provisions under, PIC WISCONSIN's Articles of Incorporation and Bylaws as of the date of this Agreement. PRA shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent provided in PIC WISCONSIN's Articles of Incorporation as of the date of this Agreement. The Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with PRA; provided, however, that (A) PRA shall have the right to assume the defense thereof and upon such assumption PRA shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if PRA elects not to assume such defense the Indemnified Party may retain counsel reasonably satisfactory to him after consultation with PRA, and PRA shall pay the reasonable fees and expenses of such counsel for the Indemnified Party, (B) PRA shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties except to the extent representation by a single firm or attorney is, in the absence of an informed consent by the Indemnified Party, prohibited by ethical rules relating to lawyers' conflicts of interest, (C) PRA shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), (D) PRA shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated by this Agreement is prohibited by applicable law and (E) PRA shall have no obligation hereunder to any Indemnified Party for which and to the extent payment is actually and unqualifiedly made to such Indemnified Party under any insurance policy, any other agreement for indemnification or otherwise. Any Indemnified Party wishing to claim Indemnification under this Section 7.8, upon learning of any such Claim, shall notify PRA thereof, provided that the failure to so notify shall not affect the obligations of PRA under this Section 7.8 except to the extent such failure to notify materially prejudices PRA. PRA's obligations under this
Section 7.8 continue in full force and effect for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

     7.9 Advice of Changes.

     (a) PRA and PIC WISCONSIN shall give prompt notice to the other party as soon as practicable after it has actual knowledge of (i) the occurrence, or failure to occur, of any event which would or would be likely to cause any party's representations or warranties contained in this Agreement to be untrue or incorrect in any material respect at any time from the date of this Agreement to the Closing Date, or (ii) any failure on its part or on the part of any of its or its Subsidiaries' officers, directors, employees, representatives or agents (other than persons or entities who are such employees, representatives or agents only because they are appointed insurance agents of such parties) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement. Each party shall have the right to deliver to the other party a written disclosure schedule as to any matter of which it becomes aware following execution of this Agreement which would constitute a breach of any representation, warranty or covenant of this Agreement by such party, identifying on such disclosure schedule the representation, warranty or covenant which would be so breached, provided that each such disclosure schedule shall be delivered as soon as practicable after such party becomes aware of the matter disclosed therein. If disclosure of a matter which would constitute a breach of any representation, warranty or covenant of this Agreement is made by either party, the nondisclosing party shall have the right, in its discretion, to terminate this Agreement to the extent such termination is permitted under
Section 9.1 of this Agreement.

     (b) PRA shall update the PRA Disclosure Schedule (the "Closing Date PRA Disclosure Schedule") to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date PRA Disclosure Schedule to PIC WISCONSIN not less than three (3) business days prior to the Closing Date. PIC WISCONSIN shall update the PIC WISCONSIN Disclosure Schedule (the "Closing Date PIC WISCONSIN Disclosure Schedule") to a date that is no earlier than ten (10) business days prior to the Closing Date and no later than seven (7) business days prior to the Closing Date and shall deliver the Closing Date PIC WISCONSIN Disclosure Schedule to PRA not less than three (3) business days prior to the Closing Date. The obligation of PRA to deliver to PIC WISCONSIN the Closing Date PRA Disclosure Schedule as provided above shall be a material obligation for purposes of Section 8.3(a) hereof, and the obligation of PIC WISCONSIN to deliver to PRA the Closing Date PIC WISCONSIN Disclosure Schedule shall be a material obligation for purposes of Section 8.2(a) hereof.

     (c) The provisions of this Section 7.9 and any notices by PRA on the one hand, and PIC WISCONSIN on the other, shall not be deemed in any way to constitute a waiver by the counterparty of the conditions set forth in Article 8 hereof or any of its remedies under Article 9 hereof, nor shall any such notices cure any breach of any representation or warranty which is inaccurate.

     7.10 Additional Agreements.

     (a) In case at any time prior to the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, PRA.

     (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of PRA and a Subsidiary of PIC WISCONSIN) or to vest PRA or any of its Subsidiaries with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to this Agreement or the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, PRA.

     (c) Prior to the Effective Time, neither PIC WISCONSIN nor the PIC WISCONSIN Subsidiary shall acquire, directly or indirectly, beneficial or record ownership of any shares of PRA Common Stock or other equity securities of PRA, or any securities convertible into or exercisable for any shares of PRA Common Stock or other equity securities of PRA.

     7.11 Negotiations with Other Parties.

     (a) So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, PIC WISCONSIN shall not authorize or knowingly permit any of its representatives, directly or indirectly, to initiate, entertain, solicit, encourage, engage in, or participate in, negotiations with any Person or any group of Persons other than the other party to this Agreement or any of its affiliates (a "Potential Acquiror") concerning any Acquisition Proposal (as defined in this Section 7.11) other than as expressly provided in this Agreement. PIC WISCONSIN will promptly inform PRA of any serious, bona fide inquiry it may receive with respect to any Acquisition Proposal and shall furnish to PRA a copy thereof.

     (b) Nothing contained in this Agreement shall prohibit the Board of Directors of PIC WISCONSIN from either furnishing information to, or entering into discussions or negotiations with, any Person or group of Persons regarding any Acquisition Proposal, or approving and recommending to the shareholders of PIC WISCONSIN an Acquisition Proposal from any Person or group of Persons, if the Board of Directors of PIC WISCONSIN determines in good faith that such action is appropriate in furtherance of the best interests of shareholders. In connection with any such determination, (i) PIC WISCONSIN shall direct its officers and other appropriate personnel to cooperate with and be reasonably available to consult with any such person, entity or group, (ii) PIC WISCONSIN will disclose to PRA that it is furnishing information to, or entering into discussions or negotiations with, such Person or group of Persons, which disclosure shall describe the terms thereof (but need not identify the person, entity or group making the offer), (iii) prior to furnishing such information to such Person or group of Persons, PIC WISCONSIN shall enter into a written agreement with such Person or group of Persons which provides for, among other things, (A) the furnishing to PIC WISCONSIN of information regarding such Person or group of Persons that is relevant to its ability to finance and otherwise perform its obligations under its Acquisition Proposal; (B) the confidentiality of all non-public information furnished to such Person or group of Persons by PIC WISCONSIN; and (C) procedures reasonably satisfactory to PIC WISCONSIN that are designed to restrict or limit the provision of information regarding PIC WISCONSIN that could be used to the competitive disadvantage of PIC WISCONSIN, or in a manner that would be detrimental to the interests of its shareholders;
(iv) PIC WISCONSIN will not furnish any non-public information regarding PRA or the transactions contemplated hereby; and (v) PIC WISCONSIN will keep PRA informed of the status of any such discussions or negotiations (provided that PIC WISCONSIN shall not be required to disclose to PRA confidential information concerning the business or operations of such Person or group of Persons).

     (c) As used in this Agreement, "Acquisition Proposal" means (i) any proposal pursuant to which any Person or group of Persons, other than PRA or PIC WISCONSIN, would acquire or participate in a merger or other business combination involving PIC WISCONSIN or any of the PIC WISCONSIN Subsidiaries, directly or indirectly; (ii) any proposal by which any Person or group of Persons, other than PRA or PIC WISCONSIN, would acquire the right to vote 10% or more of the capital stock of PIC WISCONSIN of any of the PIC WISCONSIN
Subsidiaries entitled to vote thereon for the election of directors; (iii) any acquisition of 10% or more of the assets of PIC WISCONSIN or any of the PIC WISCONSIN Subsidiaries, other than in the ordinary course of business; (iv) any acquisition in excess of 10% of the outstanding capital stock of PIC WISCONSIN or any of the PIC WISCONSIN Subsidiaries, other than as contemplated by this Agreement; or (v) any transaction similar to the foregoing.

     7.12 Reservation of Shares. PRA agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of PRA Common Stock to fulfill its obligations under this Agreement.

                                   ARTICLE 8

                              CONDITIONS PRECEDENT
                              --------------------

     8.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) This Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the requisite affirmative vote of the shareholders of PIC WISCONSIN entitled to vote thereon.

     (b) The shares of PRA Common Stock which shall be issued pursuant to the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     (c) The Articles of Merger shall have been filed with the OCI of Wisconsin and the Department of Financial Institutions of Wisconsin immediately prior to or on the Closing Date.

     (d) All approvals of Governmental Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof [(not including periods to file an appeal)] shall have expired, without the imposition of any condition which in the reasonable judgment of PRA is materially burdensome upon PRA or its Subsidiaries (all such approvals and the expiration of all such waiting periods being referred to in this Agreement as the "Requisite Regulatory Approvals"). Without limiting the generality of the foregoing: (i) the S-4 shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the S-4 shall have been issued and shall remain in effect and no proceedings for that purpose shall have been initiated or threatened by the SEC; (ii) all Blue Sky Filings, if any, shall have been made, and the sale of PRA Common Stock resulting from the Merger shall have been qualified or registered with the appropriate state securities law regulatory authorities of all states in which qualification or registration is required under applicable state securities laws, and such qualifications or registrations shall not have been suspended or revoked, or shall be exempt from such qualification or registration; (iii) the HSR Act Report shall have been submitted to the Pre-Merger Notification Agencies, and the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received; and (iv) the Merger and the transfer of ownership of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries shall have been approved by the Insurance Regulators, to the extent such approvals are required.

     (e) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, materially restricts or makes illegal consummation of the Merger.

     (f) PRA and PIC WISCONSIN each shall have received a copy of the tax opinions contemplated by Section 7.2 of this Agreement, updated as of the Closing Date, substantially to the effect that, among other things, on the basis of the facts, assumptions and representations set forth in the opinion which are consistent with the state of facts existing at the Closing Date:

          (i) The former shareholders of PIC WISCONSIN who receive the PRA Common Stock in the Merger will not recognize gain or loss for federal income tax purposes.

          (ii) Neither PIC WISCONSIN nor PRA, nor any of their respective Subsidiaries, shall recognize any gain or loss for federal income tax purposes as a result of the Merger.

     8.2 Conditions to Obligation of PRA. The obligation of PRA to effect the Merger is also subject to the satisfaction or waiver by PRA at or prior to the Effective Time of the following conditions:

     (a) PIC WISCONSIN shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PRA shall have received a certificate signed on behalf of PIC WISCONSIN by the Chief Executive Officer and the Chief Financial Officer of PIC WISCONSIN to such effect.

     (b) The representations and warranties of PIC WISCONSIN contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date (except to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation and warranty shall have been true and correct as of such specific date); provided, however, that if the failure of any such representations and warranties to be true and correct on and as of the Closing Date, individually or in the aggregate, has not resulted or reasonably could not be expected to result in a Material Adverse Effect on PIC WISCONSIN and the PIC WISCONSIN Subsidiaries, taken as a whole, the foregoing condition shall be deemed to have been fulfilled.

     (c) The condition (financial or otherwise), business, net worth, operations, assets, properties, liabilities, results of operations or future prospects of PIC WISCONSIN or the PIC WISCONSIN Subsidiaries, taken as a whole, shall not have suffered a Material Adverse Effect and there shall have been no occurrence, circumstance or combination thereof (whether arising heretofore or hereafter), including litigation pending or threatened, which is reasonably likely to result in a Material Adverse Effect on PIC WISCONSIN and the PIC WISCONSIN Subsidiaries, taken as a whole, before or after the Closing Date.

     (d) No legal, administrative, arbitral or other inquiry, proceeding, claim or action shall have been initiated by any governmental or regulatory authority or SRO alleging violations of Federal or state securities laws (including the Securities Act and the Exchange Act) by PIC WISCONSIN, any PIC WISCONSIN
Subsidiary or any director or officer of PIC WISCONSIN or any PIC WISCONSIN Subsidiary, which action has not been dismissed with prejudice.

     (e) The holders of not more than twenty-five percent (25%) of all the outstanding shares of PIC WISCONSIN shall have exercised their right to dissent and obtain payment for their shares under applicable law with respect to, or as a result of, the Merger.

     (f) PIC WISCONSIN shall have delivered to PRA such other certificates and instruments as PRA and its counsel may reasonably request. The form and substance of all certificates, instruments, opinions and other documentation delivered to PRA under this Agreement shall be reasonably satisfactory to PRA and its counsel.

     (g) No Distribution Date (as defined in the Rights Agreement) shall have occurred and no holder of any Rights (as defined in the Rights Agreement) shall be entitled to exercise such Rights as a result of the execution of this Agreement, public announcement of this Agreement or the consummation of the Merger and any other transactions contemplated by this Agreement.

     8.3 Conditions to Obligation of PIC WISCONSIN. The obligation of PIC WISCONSIN to effect the Merger is also subject to the satisfaction or waiver by PIC WISCONSIN at or prior to the Effective Time of the following conditions:

     (a) PRA shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and PIC WISCONSIN shall have received a certificate signed on behalf of PRA by the Chief Executive Officer and the Chief Financial Officer of PRA to such effect.

     (b) The representations and warranties of PRA contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date (except to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation and warranty shall have been true and correct as of such specific date); provided, however, that if the failure of any such representations and warranties to be true and correct on and as of the Closing Date, individually or in the aggregate, has not resulted or reasonably could not be expected to result in a Material Adverse Effect on PRA or its Subsidiaries, taken as a whole, the foregoing condition shall be deemed to have been fulfilled.

     (c) The condition (financial or otherwise), business, net worth, operations, assets, properties, liabilities, results of operations or future prospects of PRA or its Subsidiaries, taken as a whole, shall not have suffered a Material Adverse Effect and there shall have been no occurrence, circumstance or combination thereof (whether arising heretofore or hereafter), including litigation pending or threatened, which is reasonably likely to result in a Material Adverse Effect on PRA and the PRA Subsidiaries, taken as a whole, before or after the Closing Date.

     (d) No legal, administrative, arbitral or other inquiry, proceeding, claim, or action shall have been initiated by any governmental or regulatory authority or SRO alleging violations of Federal or state securities laws (including the Securities Act and the Exchange Act) by PRA, any PRA Subsidiary (including NEWCO) or any director or officer of PRA or any PRA Subsidiary, which action has not been dismissed with prejudice.

     (e) PRA shall have delivered to PIC WISCONSIN such other certificates and instruments as PIC WISCONSIN and its counsel may reasonably request. The form and substance of all certificates, instruments and other documentation delivered to PIC WISCONSIN under this Agreement shall be reasonably satisfactory to PIC WISCONSIN and its counsel.

                                   ARTICLE 9

                            TERMINATION AND AMENDMENT
                            -------------------------

     9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of PIC WISCONSIN:

     (a) by mutual consent of PRA and PIC WISCONSIN in a written instrument, if the Board of Directors of PRA and the Board of Directors of PIC WISCONSIN so determine to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

     (b) by either PRA or PIC WISCONSIN if (i) any Governmental Authority which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and (ii) the Board of Directors of PRA or the Board of Directors of PIC WISCONSIN, as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

     (c) by either PRA or PIC WISCONSIN (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if (i) there shall have been a breach of any of the representations and warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date, and (ii) the Board of Directors of the party receiving the notice determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board; provided, however, that no representation or warranty of either party contained in this Agreement shall be deemed untrue or incorrect, and neither party shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any representation or warranty, has had or is reasonably expected to have a Material Adverse Effect on such party.

     (d) by PRA upon written notice to PIC WISCONSIN if the Board of Directors of PIC WISCONSIN does not, or shall indicate in writing to PRA that the Board of Directors of PIC WISCONSIN is unwilling or unable to, publicly recommend in the S-4 that its shareholders approve and adopt this Agreement, or if after recommending in the S-4 that its shareholders approve and adopt this Agreement, the Board of Directors of PIC WISCONSIN shall have withdrawn, modified or amended such recommendation in any respect materially adverse to PRA (each a "PIC WISCONSIN Recommendation Event"), provided that any such notice of termination must be given not later than fifteen (15) business days after the later of the date PRA shall have been advised by PIC WISCONSIN in writing that PIC WISCONSIN is unable or unwilling to so recommend in the S-4 or that it has withdrawn, modified or amended such recommendation, or such later date as may be agreed upon by PRA and PIC WISCONSIN;

     (e) by PRA upon written notice to PIC WISCONSIN if PIC WISCONSIN shall have authorized, recommended, or approved or proposed, or if PIC WISCONSIN shall have entered into an agreement with any Person other than PRA or NEWCO to effect an Acquisition Proposal;

     (f) by either PRA or PIC WISCONSIN if approval of the shareholders of PIC WISCONSIN required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

     (g) by PRA if the Closing Date PIC WISCONSIN Disclosure Schedule discloses any Material Adverse Effect on PIC WISCONSIN or any change from the PIC WISCONSIN Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on PIC WISCONSIN; or by PIC WISCONSIN if the Closing Date PRA Disclosure Schedule discloses any Material Adverse Effect on PRA or any change from the PRA Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on PRA;

     (h) by either PRA or PIC WISCONSIN if the S-4 has not been filed with the SEC on or before June 30, 2006, unless the failure to so file the S-4 by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth in this Agreement, and the Board of Directors of PRA or the Board of Directors of PIC WISCONSIN (and including specifically with respect to PIC WISCONSIN the covenant to prepare GAAP Financial Statements set forth in Section 7.1(b) hereof), as the case may be, determines to terminate this Agreement by an affirmative vote of a majority of the members of its entire Board;

     (i) by written notice from PIC WISCONSIN to PRA, or from PRA to PIC WISCONSIN, if the Closing does not occur on or before December 31, 2006, for any reason other than breach of this Agreement by the party giving such notice; or

     (j) By PIC WISCONSIN upon the occurrence of a PIC WISCONSIN Acquisition Event (as defined in Section 9.5 hereof) or PIC WISCONSIN Recommendation Event.

     9.2 Effect of Termination. In the event of termination of this Agreement by either PRA or PIC WISCONSIN as provided in Section 9.1 of this Agreement, (i) this Agreement shall forthwith become void and have no effect, except that Sections 7.3(b), 9.2, 9.5, 10.2, 10.3, 10.4, 10.5, 10.13, 10.16 and 10.17 of
this Agreement shall survive any termination of this Agreement, and (ii) none of PRA, NEWCO, and PIC WISCONSIN, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except as otherwise provided in Section 9.5 of this Agreement; provided, however, that notwithstanding anything to the contrary contained in this Agreement, neither PRA nor PIC WISCONSIN shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by the Board of Directors of PRA and the Board of Directors of PIC WISCONSIN, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of PIC WISCONSIN; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of PIC WISCONSIN, there may not be, without further approval of such shareholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the shareholders of PIC WISCONSIN under this Agreement other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.4 Extension; Waiver. At any time prior to the Effective Time, the parties to this Agreement may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of PIC WISCONSIN, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the shareholders of PIC WISCONSIN under this Agreement other than as contemplated by this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     9.5 Liquidated Damages; Termination Fee. Notwithstanding anything to the contrary contained in this Agreement, in the event that any of the following events or circumstances shall occur, PIC WISCONSIN shall, within ten (10) days after notice of the occurrence thereof by PRA, pay to PRA the sum equal to $2,000,000 (which the parties agree and stipulate as reasonable and full liquidated damages and reasonable compensation for the involvement of PRA in the transactions contemplated in this Agreement, is not a penalty or forfeiture, and will not affect the provisions of this Section 9.5): (i) at any time prior to termination of this Agreement a PIC WISCONSIN Acquisition Event shall occur;
(ii) PRA shall terminate this Agreement pursuant to Section 9.1(d) or (e); (iii) PIC WISCONSIN shall terminate this Agreement pursuant to Section 9.1(j); or (iv) if PIC WISCONSIN fails to call and the shareholders of PIC WISCONSIN fail to hold the meeting of the shareholders of PIC WISCONSIN as required by Section 7.4 of this Agreement. For purposes of this Agreement a "PIC WISCONSIN Acquisition Event" shall mean that PIC WISCONSIN shall have authorized, recommended, approved, or entered into an agreement with any Person (other than any of the parties to this Agreement) to effect an Acquisition Proposal or shall fail to publicly oppose a tender offer or exchange offer by another person based on an Acquisition Proposal. Upon the making and receipt of such payment under this
Section 9.5, PIC WISCONSIN shall have no further obligation of any kind under this Agreement and neither PRA nor NEWCO shall have any further obligation of any kind under this Agreement, except in each case under Section 9.2 of this Agreement, and no party shall have any liability for any breach or alleged breach by such party of any provision of this Agreement.

                                   ARTICLE 10

                               GENERAL PROVISIONS
                               ------------------

     10.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five
(5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article 8 of this Agreement, unless extended by mutual agreement of the parties (the "Closing Date"). The parties shall use their respective best efforts to cause the Effective Time to occur on or before June 30, 2006. The parties shall cause the Articles of Merger to be filed with the OCI of Wisconsin and the Department of Financial Institutions of Wisconsin on or before the Effective Time. The parties shall take such further actions as may be required by the laws of the State of Wisconsin in connection with such filing and the consummation of the Merger.

     10.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements of PIC WISCONSIN, PRA and NEWCO in this Agreement or in any instrument delivered by PIC WISCONSIN, PRA or NEWCO pursuant to this Agreement shall survive the Effective Time, except as otherwise provided in Section 9.2 of this Agreement and except for those covenants and agreements contained in this Agreement and in any such instrument which by their terms apply in whole or in part after the Effective Time.

     10.3 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense; provided, however, that (a) PRA and PIC WISCONSIN will share the cost of the HSR Act filing fee in proportion to their relative assets as of December 31, 2004, (b) PRA shall pay all expenses and filing fees in connection with the Form A filing with the OCI of Wisconsin and any other required filings with Insurance Regulators, (c) PIC WISCONSIN shall pay all costs and expenses relating to printing and mailing the Proxy Statement, and (d) PRA shall pay all registration, filing and other fees paid to the SEC or the NYSE in connection with the Merger.

     10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to PRA to:

         ProAssurance Corporation
         100 Brookwood Place
         Birmingham, Alabama 35209
         Attention:  Chief Executive Officer
         Fax: (205) 877-4405

     with copies to:

         Burr & Forman LLP
         420 N. 20th Street, Suite 3100
         Birmingham, Alabama 35203
         Attention:  Jack P. Stephenson, Esq.
         Fax: (205) 458-5100
     and

     (b) if to PIC WISCONSIN, to:

         1002 Deming Way
         Madison, Wisconsin  53717
         Attention:  President
         Fax: (608) 831-8331


     with copies to:

         Quarles & Brady LLP
         One South Pinckney Street, Suite 600
         Madison, Wisconsin 53703
         Attention:  Jeffrey B. Bartell, Esq.
         Fax:  (608) 251-9166

     10.5 [Reserved.]

     10.6 Further Assurances. At the request of any party to this Agreement, the other parties shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party to carry out the purposes of this Agreement. In the event any party to this Agreement shall be involved in litigation, threatened litigation or government inquiries with respect to a matter covered by this Agreement, every other party to this Agreement shall also make available to such party, at reasonable times and subject to the reasonable requirements of its own businesses, such of its personnel as may have information relevant to such matters, provided that such party shall reimburse the providing party for its reasonable costs for employee time incurred in connection therewith if more than one business day is required. Following the Closing, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings.

     10.7 Remedies Cumulative. Unless expressly made the exclusive remedy by the terms of this Agreement, all remedies provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies provided by law and by any other agreements between the parties.

     10.8 Presumptions. It is expressly acknowledged and agreed that all parties have been represented by counsel and have participated in the negotiation and drafting of this Agreement, and that there shall be no presumption against any party on the ground that such party was responsible for preparing this Agreement or any part of it.

     10.9 Exhibits and Schedules. Each of the Exhibits and Schedules referred to in, and/or attached to, this Agreement is an integral part of this Agreement and is incorporated in this Agreement by this reference.

     10.10 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require PRA, PIC WISCONSIN or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

     10.11 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     10.12 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

     10.13 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles, except that (a) the Merger shall be effected in accordance with and governed by the laws of the State of Wisconsin and (b) the insurance laws of the state of domicile of PIC WISCONSIN and the PIC WISCONSIN Subsidiaries shall govern to the extent the application of such laws would be inconsistent with or in contravention of the laws of the State of Delaware.

     10.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.15 Publicity. PRA and PIC WISCONSIN shall develop a joint communications plan and each party shall (i) ensure that all press releases and other public statements and communications (including any communications that would require a filing under Rule 425, Rule 165 and Rule 166 under the Securities Act or Rule 14a-2, Rule 14a-12 or Rule 14e-2 under the Exchange Act) with respect to this Agreement and the transactions contemplated hereby shall be consistent with such joint communications plan and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of the NYSE, consult with each other for a reasonable time before issuing any press release or otherwise making any public statement or communication (including any communications that would require a filing with the SEC), and mutually agree upon any such press release or any such public statement or communication, with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in the Proxy Statement, unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of the NYSE, neither PRA nor PIC WISCONSIN shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial conditions or results of operations without the consent of the other party.

     10.16 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties to this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.8, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

     10.17 Definitions.

     (a) The following terms, as used in this Agreement, have the meanings that follow:

     "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a party.

     "Employee Plan" means any "employee benefit plan," as defined in Section 3(3) of ERISA; any employment, severance or similar service agreement, plan, arrangement or policy; any other plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other equity-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), medical, dental or vision benefits, disability or sick leave benefits, life insurance, employee assistance program, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, insurance or medical benefits); or any loan; in each case including plans or arrangements, both written and oral, covering or extended to any current or former director, employee or independent contractor.

     "Environmental Laws" means any federal, state, local or foreign law (including common law) treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

     "Environmental Permits" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of such Person's Subsidiaries, as currently conducted.

     "Governmental Authority" means any governmental body, agency, official or authority, domestic, foreign, or supranational, or SRO or other similar non-governmental regulatory body.

     "Insurance Laws" means all laws, rules and regulations applicable to the business of insurance and the regulation of insurance holding companies, whether domestic or foreign, and all applicable orders and directives of Governmental Authorities and market conduct recommendations resulting from market conduct examinations of Insurance Regulators.

     "Insurance Regulators" means all Governmental Authorities regulating the business of insurance under the Insurance Laws.

     "Knowledge" means, with respect to any fact, circumstance, event or other matter is question, the actual knowledge of such fact, circumstance, event or other matter of (a) an individual, if used in reference to an individual, or (b) any officer of such party, if used in reference to PIC WISCONSIN, PRA or any Person that is not an individual.

     "Lien" means, with respect to any property or asset (real or personal, tangible or intangible), any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Material Adverse Effect" means, with respect to PIC WISCONSIN and PRA, as the case may be, a material adverse effect on the business, assets, properties, operations, or condition (financial or otherwise) or (insofar as can reasonably be foreseen) prospects (financial or otherwise) of such party and its Subsidiaries taken as a whole; provided that the following shall be excluded in any determination of Material Adverse Effect: (i) any circumstance, change or effect (including international events such as acts of terrorism or war) affecting generally companies operating in the medical malpractice insurance business in the same general manner and to the same general extent; (ii) any circumstance, change or effect affecting generally the United States or world economy; or (iii) changes in laws, rules or regulations or accounting or actuarial practices which affect both PIC WISCONSIN and PRA in an equivalent manner. Without limiting the foregoing, a Material Adverse Effect shall be conclusively presumed (x) with respect to PIC WISCONSIN if the effect results, or in the reasonable judgment of PRA could result, in a reduction of more than $7.1 million in the shareholders' equity of PIC WISCONSIN as reflected in the PIC WISCONSIN SAP Statements as of the applicable date, and (y) with respect to PRA if the effect results, or in the reasonable judgment of PIC WISCONSIN could result, in a reduction of more than $74 million in the stockholders' equity of PRA as reflect in the PRA SEC Reports as of the applicable date.

     "Person"  means  an  individual,   corporation,   partnership  (general  or
limited), limited liability company, association, trust or other entity or organization, including any Governmental Authority.

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


     "Subsidiary," when used with respect to any Person, means any corporation, partnership, limited liability company, association, trust or other entity or organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or in which a party has direct or indirect beneficial ownership (as defined in Rule 13d-3 of the SEC) of a majority of the voting stock or other equity interest of such entity.

     (b) Set forth below is an index to the definitions set forth in this Agreement.

 Term                                                                   Section
 ----                                                                   -------

 Acquisition Proposal                                                   7.11(c)
 Affiliate                                                              10.17(a)
 Agreement                                                              Recitals
 Articles of Merger                                                     2.2
 Awards                                                                 2.7
 Blue Sky Filings                                                       7.1(d)
 Claim                                                                  7.8(b)
 Closing                                                                10.1
 Closing Date                                                           10.1
 Closing Date PIC WISCONSIN Disclosure Schedule                         7.9(b)
 Closing Date PRA Disclosure Schedule                                   7.9(b)
 COBRA                                                                  4.13(k)
 Code                                                                   2.8
 Confidentiality Agreements                                             7.3(a)
 Consulting Agreement                                                   2.12(a)
 Continuing Employees                                                   7.7(a)
 Dissenter Provisions                                                   3.7
 Dissenting Shares                                                      3.7
 EDGAR                                                                  5.6
 Effective Time                                                         2.2
 Employee Plan                                                          10.17(a)
 Environmental Laws                                                     10.17(a)
 Environmental Permits                                                  10.17(a)
 ERISA                                                                  4.13(a)
 Exchange Act                                                           2.17
 Exchange Agent                                                         3.1
 Exchange Fund                                                          3.2(a)
 Exchange Ratio                                                         2.5(a)
 GAAP                                                                   4.7(d)
 Governmental Authority                                                 10.17(a)
 HIPAA                                                                  4.13(k)
 HSR Act                                                                4.5(c)
 HSR Act Report                                                         4.5(c)
 Insurance Laws                                                         10.17(a)
 Insurance Premium Amount                                               7.8(a)
 Insurance Regulators                                                   10.17(a)
 Intellectual Property                                                  4.18(a)

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


 IRS                                                                    4.12(a)
 Knowledge                                                              10.17(a)
 Lien                                                                   10.17(a)
 Madison Office                                                         2.18
 Material Adverse Effect                                                10.17(a)
 Merger                                                                 2.1
 Merger Consideration                                                   2.5(b)
 Merger Statutes                                                        2.1
 NAIC                                                                   4.5(c)
 NASD                                                                   5.4(c)
 New Certificates                                                       3.2(b)
 NEWCO                                                                  Recitals
 NYSE                                                                   4.5(c)
 OCI                                                                    4.7(h)
 Old Certificates                                                       3.2(b)
 Person                                                                 10.17(a)
 PIC WISCONSIN                                                          Recitals
 PIC WISCONSIN Acquisition Event                                        9.5
 PIC WISCONSIN Actuarial Analyses                                       4.23(e)
 PIC WISCONSIN Actuaries                                                4.23(e)
 PIC WISCONSIN Advisory Committee                                       2.12(b)
 PIC WISCONSIN Common Stock                                             2.5(a)
 PIC WISCONSIN Contract                                                 4.16(a)
 PIC WISCONSIN Disclosure Schedule                                      4
 PIC WISCONSIN Employees                                                7.7(a)
 PIC WISCONSIN Employee Plan                                            4.13(a)
 PIC WISCONSIN Holding Company Act Report                               4.6(c)
 PIC WISCONSIN Insurance Policies                                       4.11(a)
 PIC WISCONSIN Insurance Subsidiaries                                   4.2(b)
 PIC WISCONSIN Personal Property Leases                                 4.20(b)
 PIC WISCONSIN Real Property                                            4.19(a)
 PIC WISCONSIN Real Property Leases                                     4.19(a)
 PIC WISCONSIN Recommendation Event                                     9.1(d)
 PIC WISCONSIN Regulatory Agreement                                     4.15(b)
 PIC WISCONSIN Reinsurance Treaties                                     4.23(c)
 PIC WISCONSIN Reserves                                                 4.23(d)
 PIC WISCONSIN SAP Statements                                           4.6(a)
 PIC WISCONSIN Subsidiaries                                             4.2(a)
 Potential Acquiror                                                     7.11(a)
 PRA                                                                    Recitals
 PRA Agreement Stock Price                                              2.5(b)
 PRA Balance Sheet                                                      5.6(e)
 PRA Closing Stock Price                                                2.5(b)
 PRA Common Stock                                                       5.3
 PRA Debentures                                                         5.3
 PRA Disclosure Schedule                                                5


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


 PRA Filed SEC Reports                                                  5.6(a)
 PRA Holding Company Act Report                                         5.5(c)
 PRA Insurance Subsidiaries                                             5.2(b)
 PRA Regulatory Agreement                                               5.9(e)
 PRA Reinsurance Treaties                                               5.12(a)
 PRA Reserves                                                           5.12(b)
 PRA SAP Statements                                                     5.5(a)
 PRA SEC Reports                                                        5.6(a)
 PRA Subsidiaries                                                       5.2(a)
 Pre-Merger Notification Agencies                                       4.5(c)
 Proxy Statement                                                        4.5(c)
 Repurchased Shares                                                     2.7
 Requisite Regulatory Approvals                                         8.1(d)
 Rights                                                                 8.2(g)
 Rights Agent                                                           4.25
 Rights Agreement                                                       4.25
 S-4                                                                    4.5(c)
 SAP                                                                    4.6(b)
 SEC                                                                    4.5(c)
 Securities Act                                                         4.10(e)
 Selected Person                                                        2.17
 SOX                                                                    4.7(h)
 SRO                                                                    4.5(c)
 Stock Plan                                                             2.7
 Subsidiary                                                             10.17(a)
 Tail Policy                                                            7.8(a)
 Tax or Taxes                                                           4.12(a)
 Tax Return or Tax Returns                                              4.12(a)
 WARN Act                                                               4.14(e)

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


     IN WITNESS WHEREOF, PRA and PIC WISCONSIN have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                         PROASSURANCE CORPORATION,
                                         a Delaware corporation


                                         By: /s/ Victor T. Adamo
                                             -------------------
                                         Name:   Victor T. Adamo
                                         Title:  President



                                         PHYSICIANS INSURANCE COMPANY
                                         OF WISCONSIN, INC.,
                                         a Wisconsin stock insurance corporation


                                         By: /s/ William T. Montei
                                             ---------------------
                                         Name:   William T. Montei
                                         Title:  President


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